SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K/A


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 10, 1998




                              BLESSINGS CORPORATION
             (Exact name of Registrant as specified in its charter)




                                    Delaware

         (State or other jurisdiction of incorporation or organization)




        1-04684                                  13-5566477
(Commission File Number)            (I.R.S. Employer Identification No.)

     200 Enterprise Drive
       Newport News, VA                                     23603
(Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (757) 887-2100

                                      N.A.
          (Former name of former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On February 9, 1998, Blessings Corporation (the "Company") acquired the remaining 40% of the outstanding common stock of its Mexican subsidiary, Nacional de Envases Plasticos, S.A. de C.V., and its associated companies collectively known as NEPSA for $18,500,000. The Company entered into a Term Loan agreement with a major lending institution to finance the purchase.



Item 7.  Financial Statements and Exhibits

         (a)   Financial Statements
                   Pro forma Balance Sheet as of December 31, 1997 Pro forma Statement of Earnings for year ended December 31, 1997 Notes to Pro forma financial Statements NEPSA Financial Statement for year ended December 31, 1997

         (b)   Exhibits
                   Loan Agreement Between Blessings Corporation and First Union
                     National Bank
                   Loan Agreement Between Aspen Industrial, S.A. de C.V. and
                     First Union National Bank
                   Unconditional Guaranty

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             BLESSINGS CORPORATION


Date: April 20, 1998         By:      /s/Wayne A. Durboraw
                                         Wayne A. Durboraw, Controller



Date: April 20, 1998         By:      /s/James P. Luke
                                         James P. Luke, Executive Vice President
                                         (Principal Financial Officer)





      HISTORICAL FINANCIAL INFORMATION AND PRO FORMA FINANCIAL INFORMATION

On February 9, 1998, Blessings Corporation (the "Company") acquired the remaining 40% of the outstanding common stock of its Mexican subsidiary, Nacional de Envases Plasticos, S.A. de C.v., and its associated companies collectively known as NEPSA. The following unaudited pro forma consolidated condensed balance sheet as of January 1, 1997 includes the acquisition of NEPSA. The following unaudited pro forma consolidated condensed statement of earnings for the year ended December 31, 1997 is presented as if the NEPSA acquisition had occurred, and the operations of the Company and NEPSA had been consolidated, as of December 1, 1997. These unaudited pro forma consolidated condensed financial statements (the "Pro Forma Financial Statements") are not necessarily indicative of the actual results that would have occurred had the NEPSA acquisition been consummated as of the dates indicated above or of future results of the consolidated companies. The Pro Forma Financial Statements should be read in conjunction with the Company's previously issued year end and interim financial statements.



                                       BLESSINGS CORPORATION AND SUBSIDIARIES
                              UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                               As of December 31, 1997


                                                                 Blessings          Pro Forma           Pro Forma
ASSETS                                                           Historical        Adjustments         Consolidated
                                                              --------------------------------------------------------
Current Assets:
     Cash & cash equivalents                                    $    4,206,200                         $    4,206,200
     Accounts receivable less allowance for
       doubtful accounts of $1,603,200                              21,632,600                             21,632,600
     Inventories                                                    14,309,200                             14,309,200
     Prepaid deferred taxes                                          1,510,300                              1,510,300
     Prepaid expenses                                                1,039,900                              1,039,900
                                                                --------------                         --------------
          Total Current Assets                                      42,698,200                             42,698,200
                                                                --------------                         --------------
Property, Plant and Equipment - Net                                 89,378,200          616,100  (a)
                                                                                        (75,000) (b)       89,919,300
Goodwill net of accumulated amortization                            22,794,600        3,250,000  (a)
                                                                                       (130,000) (d)       25,914,600
Deferred Taxes                                                       7,267,300                              7,267,300
Other Assets                                                         2,284,700                              2,284,700
                                                                --------------                         --------------
          Total Assets                                          $  164,423,000       $ 3,661,100       $  168,084,100
                                                                ==============       ===========       ==============
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
     Accounts payable and accrued expenses                      $   20,962,400        (1,468,400)(f)
                                                                                          25,500 (c)
                                                                                         499,300 (g)
                                                                                          44,200 (e)   $   21,861,800
     Taxes on income                                                 1,765,400                              1,765,400
     Current installments on long-term debt                          3,125,000        (1,156,000)(a)        4,281,000
     Deferred taxes                                                  1,397,000                              1,397,000
                                                                --------------                         --------------
          Total Current Liabilities                                 27,249,800                             29,305,200
                                                                --------------                         --------------
Long-Term Debt                                                      30,937,500       (17,344,000)(a)       48,281,500

Deferred Taxes                                                       9,572,500                              9,572,500
Deferred Supplemental Pension Liability                              2,267,100                              2,267,100
Minority Interest                                                   14,633,900        14,633,900 (a)              -
Commitments and Contingencies                                              -                                      -
Shareholders' Equity
     4%Cumulative  preferred stock,  $10 par value
      authorized 259 shares,  none outstanding
     Common stock, $.71 par value; authorized 25,000,000 shares,
       issued 10,214,846                                             7,252,500                              7,252,500
     Additional paid-in capital                                      5,968,100                              5,968,100
     Translation loss                                               (6,255,900)                            (6,255,900)
     Retained earnings                                              73,823,200        (2,101,900) (i)
                                                                --------------
                                                                                       3,206,300 (h)       72,718,800
                                                                                                       --------------
                                                                    80,787,900                             79,683,500
      Common Stock in Treasury , at cost - 98,046 shares            (1,025,700)                            (1,025,700)
                                                                --------------                         --------------
          Total Shareholders' Equity                                79,762,200                             78,657,800
                                                                --------------                         --------------
          Total Liabilities and Shareholders' Equity              $164,423,000       $(3,661,100)        $168,084,100
                                                                ==============       ===========       ==============


                            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                                          FOR THE YEAR ENDED DECEMBER 31, 1997


                                                               Blessings             Pro Forma             Pro Forma
                                                              Historical            Adjustments          Consolidated
                                                           --------------------------------------------------------------
Net Sales                                                      $ 174,756,100                              $  174,756,100

Cost and expenses
     Cost of sales                                               124,727,300                                 124,727,300
     Selling, general and administrative expenses                 28,810,700               130,000 (d)
                                                                                            75,000 (b)        29,015,700
     Foreign exchange loss                                           383,600                                     383,600
     Interest and other - net                                      2,575,900             1,468,400 (f)         4,044,300

       Total cost and expenses                                   156,497,500                                 158,170,900

Earnings before income taxes and minority interest                18,258,600                                  16,585,200


Taxes on income                                                    6,860,300               (25,500) (c)        6,291,300
                                                                                          (499,300) (g)
                                                                                           (44,200) (e)
Earnings before minority interest                                 11,398,300                                  10,293,900

Minority Interest                                                  3,206,300            (3,206,300) (h)
                                                                                                                    -
                                                                                       -----------

Net earnings                                                 $     8,192,000           $(2,101,900) (i)    $  10,293,900
                                                             ===============           ===========         =============

Per share                                                    $          0.81                               $        1.01
                                                             ===============                               =============

Average number of shares outstanding                              10,167,965                                  10,167,965
                                                             ===============                               =============

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


The Pro Forma Financial Statements reflect the following pro forma adjustments giving effect to the acquisition of 40% of NEPSA as of January 1, 1997.

(a)      Acquisition of the remaining 40% of NEPSA.

(b) Depreciation expense resulting from estimated fair value adjustments to property plant and equipment.

(c)      Tax effect of additional depreciation.

(d) Amortization over a period of 25 years of goodwill resulting from the acquisition.

(e) Tax effect on additional goodwill amortization.

(f) Interest expense on additional debt incurred to finance the purchase.

(g) Tax effects of interest expense on additional debt.

(h) Elimination of 40% minority interest in after-tax earnings of NEPSA.

(i) Net effect of pro forma adjustments on net earnings.

            NACIONAL DE ENVASES PLASTICOS, S. A. DE C. V. AND RELATED
                                    COMPANIES

           Combined Financial Statements as of and for the Year Ended
               December 31, 1997, and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT



To the Boards of Directors and Stockholders of Nacional de Envases Plasticos, S. A. de C. V.
  Hermes Industrial, S. A. de C. V.
  Mexicana de Tintas, S. A. de C. V.
  Plastihul, S. A. de C. V.
  Servicios Profesionales Vigo, S. C.


     We have audited the accompanying combined balance sheet of Nacional de Envases Plasticos, S. A. de C. V. and related companies as of December 31, 1997, and the related combined statements of income, changes in stockholders' equity and cash flows for the year then ended, both as expressed in Mexican pesos and as remeasured into U.S. dollars. The combined financial statements include the accounts of Nacional de Envases Plasticos, S. A. de C. V. and four related companies, Hermes Industrial, S. A. de C. V., Mexicana de Tintas, S. A. de C. V., Plastihul, S. A. de C. V. and Servicios Profesionales Vigo, S. C.
(collectively the "Company"). These companies are under common ownership and common management. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined financial statements that are expressed in Mexican pesos, the currency of the country in which the Company is incorporated and in which it operates, are intended for use by local management and others within Mexico; the combined financial statements that are remeasured into U.S. dollars (the functional currency of the Company) in accordance with the standards set forth in Statements of Financial Accounting Standards No. 52 are intented for inclusion in the consolidated financial statements of Aspen Industrial, S.
A.       de C. V. (the "Parent Company").

     The Mexican peso combined financial statements have been prepared on the historical-cost basis of accounting and, therefore, do not show the effects of changes in the purchasing power of the currency. We believe, however, that such changes in the purchasing power of the Mexican peso (see Note 1) affect the significance of the Mexican peso combined financial statements; consequently, the Mexican peso combined financial statements should be considered in light of these circumstances.

In our opinion, such combined financial statements expressed in Mexican pesos present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, for the purpose of inclusion in the consolidated financial statements of the Parent Company, the remeasured combined financial statements expressed in U.S. dollars present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Mexican economy is considered to be highly inflationary effective January 1, 1997. Consequently, the Company's functional currency has changed from the Mexican peso to the U.S. dollar.





January 30, 1998

NACIONAL DE ENVASES DE PLASTICOS, S. A. DE C. V. AND RELATED COMPANIES

COMBINED BALANCE SHEET
DECEMBER 31, 1997
(U.S. dollars and Mexican Pesos)


ASSET                                                  December 31, 1997
                                             U.S. Dollars              Pesos

CURRENT ASSETS:
    Cash and cash equivalents          $     4,801,836      Ps       38,741,695
    Accounts receivable - Net                8,109,880               65,431,324
    Recoverable value added taxes              800,354                6,457,331
    Inventories                              3,180,172               25,657,946
    Prepaid expenses                           323,647                2,611,216
                                            ----------              -----------
           Total current assets             17,215,889              138,899,512

EQUIPMENT AND LEASEHOLD
  IMPROVEMENTS - Net                        23,868,404              163,115,467

DEFERRED INCOME TAXES                        2,902,162               22,840,029

OTHER ASSETS                                 1,041,234                8,400,768
                                            ----------              -----------
TOTAL                                  $    45,027,689      Ps      333,255,776
                                            ==========              ===========
LIABILITIES AND STOCKHOLDERS'
  EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued
      expenses                         $     5,669,530      Ps.      45,742,335
    Employee statutory profit-sharing        1,048,190                8,456,912
    Due to related parties                     206,573                1,666,651
    Deferred income taxes                    1,057,252                8,530,017
    Deferred employee statutory profit
      -sharing                                 339,763                2,741,242
                                             ---------              -----------
           Total current liabilities         8,321,308               67,137,157
                                             ---------              -----------
SENIORITY PREMIUMS                             121,572                  980,853
                                             ---------              -----------
           Total liabilities                 8,442,880               68,118,010
                                             ---------              -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Common stock                             9,049,048               22,825,300
    Retained earnings                       51,180,544              242,312,466
    Cumulative translation adjustment      (23,644,783)                 -
                                            ----------              -----------
           Total stockholders' equity       36,584,809              265,137,766
                                            ----------              -----------
TOTAL                                  $    45,027,689      Ps      333,255,776
                                            ==========              ===========

See accompanying notes to combined financial statements.

NACIONAL DE ENVASES DE PLASTICOS, S. A. DE C. V. AND RELATED COMPANIES

COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1997
(U.S. dollars and Mexican Pesos)



                                                        For the Year ended
                                                        December 31, 1997
                                              U.S. Dollars             Pesos
REVENUES:
    Net sales                            $    54,045,342     Ps     427,213,451
    Other, primarily scrap sales                 550,599              4,366,604
                                              ----------            -----------
           Total revenues                     54,595,941            431,580,055
                                              ----------            -----------

COSTS AND EXPENSES:
    Costs of sales                            35,321,019            284,283,020
    Selling, general and administrative
      expenses                                 6,981,757             55,351,636
    Employee statutory profit-sharing          1,174,694              9,288,913
                                              ----------            -----------
           Total costs and expenses           43,477,470            348,923,569
                                              ----------            -----------
INCOME FROM OPERATIONS                        11,118,471             82,656,486

OTHER (INCOME) EXPENSES:
    Interest expense                             105,764                764,894
    Interest income                             (549,707)            (4,274,023)
    Foreign exchange gains - Net                      -                (786,498)
    Other                                         32,693                260,345
    Remeasurement loss                           301,705                  -
                                              ----------            -----------
           Total other income - Net             (109,545)            (4,035,282)
                                              ----------            -----------
INCOME BEFORE TAXES                           11,228,016             86,691,768

INCOME TAX EXPENSE                             3,212,428             25,381,691
                                              ----------            -----------
COMBINED NET EARNINGS                    $     8,015,588     Ps      61,310,077
                                              ==========            ===========

See accompanying notes to combined financial statements.

NACIONAL DE ENVASES DE PLASTICOS, S. A. DE C. V. AND RELATED COMPANIES



COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1997
(U.S. dollars and Mexican Pesos except share information)
                                                                                                 Cumulative            Total
                                       Number               Common             Retained          Translation        stockholders'
                                      of Shares              Stock             Earnings          Adjustment            Equity
                                      ---------             ------             --------          ----------         -------------
                                                                           U. S. Dollars
                                                                           -------------
BALANCE, JANUARY
  1, 1997                            22,825,300          $  9,049,048         $  43,164,956      $ (23,644,783)      $   28,569,221

    Net earnings                          -                  -                    8,015,588             -                 8,015,588
                                     ----------             ---------            ----------         ----------          -----------
BALANCE, DECEMBER
  31, 1997                           22,825,300          $  9,049,048         $  51,180,544      $ (23,644,783)      $   36,584,809
                                     ==========             =========            ==========         ==========          ===========
                                                                               P e s o s
                                                                               ---------
BALANCE, JANUARY
  1, 1997                            22,825,300          Ps 22,825,300       Ps 181,002,389      Ps    -             Ps 203,827,689

    Net earnings                          -                   -                  61,310,077            -                 61,310,077
                                     ----------             ----------          -----------         ----------          -----------
BALANCE, DECEMBER
  31, 1997                           22,825,300          Ps 22,825,300       Ps 242,312,466      Ps    -             Ps 265,137,766
                                     ==========             ==========          ===========         ==========          ===========


See accompanying notes to combined financial statements.

NACIONAL DE ENVASES DE PLASTICOS, S. A. DE C. V. AND RELATED COMPANIES

COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997
(U.S. dollars and Mexican Pesos)

                                                          For the Year ended
                                                          December 31, 1997
                                                  U.S.Dollars           Pesos

OPERATING ACTIVITIES:
    Net earnings                                  $  8,015,588    Ps 61,310,077
    Adjustments to reconcile net earnings to net
      cash provided by operating activities:
       Depreciation and amortization                 1,994,401       19,696,319
       Provision for losses on doubtful accounts       165,898        1,342,638
       Deferred income taxes and employee
         statutory profit-sharing                      820,717        6,473,537
       Loss on sale of equipment                       111,458          880,186
       Remesurement loss                               301,705             -
    Change in operating assets and liabilities:
       Increase in accounts receivable
         and recoverable taxes                        (619,639)      (4,999,310)
       Increase in inventories                        (695,522)      (5,611,537)
       Increase in prepaid expenses                   (270,835)      (2,185,123)
       Increase in other assets                       (265,953)      (2,145,736)
       Increase in account payable and
         accrued expenses                               52,434          423,027
       Increase in employee statutory profit-sharing   178,777        1,442,394
       Decrease due to related parties and seniority
         premiums                                     (658,951)      (5,316,486)
                                                     ---------       ----------
           Net cash provided by operating activities 9,130,078       71,309,986

INVESTING ACTIVITIES:
    Additions to equipment and leasehold
      improvements                                  (7,053,960)     (55,807,925)
    Proceeds from disposition of equipment             187,696        1,483,846
                                                     ---------       ----------
           Net cash used in investing activities    (6,866,264)     (54,324,079)
                                                     ---------       ----------
FINANCING ACTIVITIES:
    Payments of long-term debt                        (809,930)      (6,374,403)
                                                     ---------       ----------
           Net cash used in financing activities      (809,930)      (6,374,403)
                                                     ---------       ----------
EFFECT OF EXCHANGE RATE CHANGES
  ON CASH                                             (226,405)           -

CASH AND CASH EQUIVALENTS:
INCREASE                                             1,227,479       10,611,504
BEGINNING OF YEAR                                    3,574,357       28,130,191
                                                     ---------       ----------
END OF YEAR                                       $  4,801,836    Ps 38,741,695
                                                     =========       ==========
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:

    Cash paid for interest                        $    105,764    Ps    764,894
                                                     =========       ==========
    Cash paid for taxes                           $  2,514,380    Ps 19,877,933
                                                     =========       ==========
See accompanying notes to combined financial statements.

NACIONAL DE ENVASES DE PLASTICOS, S. A. DE C. V. AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997
(U.S. dollars and Mexican Pesos)



1.       NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Nature of business - Nacional de Envases Plasticos, S. A. de C. V. and its related companies (collectively the "Company") produce and distribute polyethylene film primarily in Mexico for use in a variety of disposable healthcare products, as well as in numerous industrial and packaging end uses.


     Basis of presentation - The combined financial statements include the accounts of Nacional de Envases Plasticos, S. A. de C. V. and four related companies, Hermes Industrial, S. A. de C. V., Mexicana de Tintas, S. A. de C. V., Plastihul, S. A. de C. V. and Servicios Profesionales Vigo, S. C. These companies are under common ownership and common management, which consists of Aspen Industrial, S. A. de C. V. ("Aspen") and members of a certain Mexican family (the "Family"). As of December 31, 1997 and the year then ended, Aspen owned 60% of each of the companies and the Family owned 40%. Intercompany balances and transactions have been eliminated.

     The Mexican peso combined financial statements have been prepared on the historical-cost basis of accounting and, therefore, do not show the effects of changes in the purchasing power of the currency. However, such changes in the purchasing power of the Mexican peso affect the significance of the Mexican peso combined financial statements and should be considered in light of these circumstances.

     Inflation in Mexico, as measured by the National Consumer Price Index published by Banco de Mexico, was 15.7% for the year ended December 31, 1997.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Basis of currency remeasurement - Effective January 1, 1997, the Mexican economy is considered to be highly inflationary and the functional currency of the Company is the U.S. dollar. The financial statements as of and for the year ended December 31, 1997 were remeasured using (i) current exchange rates for monetary assets and liabilities, (ii) historical exchange rates for nonmonetary assets and liabilities, (iii) historical exchange rates for revenues and expenses associated with nonmonetary assets and liabilities and (iv) the weighted average exchange rate of the reporting period for all other revenues and expenses. The resulting remeasurement loss was recorded in operations currently.

                  Prior to January 1, 1997, the Mexican economy was not considered to be highly inflationary and the Company's functional currency was the Mexican peso. Financial statements for periods prior to January 1, 1997 were translated from Mexican pesos to U.S. dollars using current exchanges rates for assets and liabilities and average exchange rates for revenues and expenses. Resulting translation gains and losses were recorded in stockholders' equity.

                  The financial statements should not be construed as representations that Mexican peso amounts have been, could have been or may in the future be converted into U.S. dollars.

         b. Cash equivalents - The Company considers all highly-liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

         c. Inventories - Inventories are stated at the lower of cost or market, determined on a first-in, first-out basis.

         d. Equipment and leasehold improvements - Equipment and leasehold improvements are stated at cost. Depreciation is calculated on the basis of the straight-line method as follows:


                                                           Years

                  Leasehold improvements                    20
                  Machinery and equipment                   10
                  Furniture and fixtures                    10
                  Vehicles                                   5


                  Major improvements are capitalized and ordinary repairs and maintenance are expensed in the year incurred.


         e. Retirement obligations - Seniority premium benefits are recognized as an expense over an employee's years of service and are determined on the basis of actuarial calculations using the projected unit credit method.


         f. Income tax and employee statutory profit-sharing - The Company recognizes deferred income tax and employee statutory profit-sharing assets and liabilities for the future consequences of temporary differences between the financial statement carrying amount of assets and liabilities and their respective income tax or employee statutory profit-sharing bases, measured using enacted income tax and employee statutory profit-sharing rates. Deferred income tax assets are also recognized for the estimated future effects of tax loss carryforwards. Deferred income tax and statutory profit-sharing assets are reduced by any benefits that are not expected to be realized.


         g.       Revenue   recognition   -  Revenues  and  related   costs  are
                  recognized upon transfer of ownership which coincides with the shipment of products to customers.


         h. Foreign currency transactions - Foreign currency transactions are recorded at the exchange rate in effect at the date of the transaction. Foreign currency assets and liabilities at the balance sheet date are recorded at the year-end exchange rate. Transaction gains and losses are taken into income currently.


         i. Fair value of financial instruments - The carrying amount of the Company's cash equivalents and accounts receivable approximate their fair values. Cash equivalents are carried at cost which approximates market value and accounts receivable are short-term in nature.


         j. Derivative financial instruments - Derivative financial instruments are utilized by the Company to reduce foreign exchange risk. The Company has established a control environment which includes policies and procedures for risk assessment and the approval and monitoring of derivative financial instrument activities. The Company does not hold or issue derivative financial instruments for trading or speculative purposes.

                  Derivative financial instruments utilized by the Company include foreign currency forward contracts and coberturas, which are contractual obligations for a counterparty to pay a variable exchange rate on a fixed notional amount at a future date in exchange for a fixed exchange rate payment. The Company utilizes foreign currency forward contracts and coberturas to hedge known transactional exposures denominated in currencies other than the Mexican peso.

                  At December 31, 1997, the Company did not have any derivative financial instruments outstanding and derivative financial instruments utilized by the Company during 1997 were not material.

         k. Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



3.       CONCENTRATIONS OF CREDIT RISK

         Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company primarily sells its products to manufacturers in Mexico and the Company's two largest customers accounted for approximately 71% of accounts receivable at December 31, 1997. The Company generally does not require collateral and the majority of its trade accounts receivable are unsecured. Although the Company is directly affected by the strength of the Mexican economy and the financial well-being of its two largest customers, management does not believe significant credit risk exists at December 31, 1997.


4.       ACCOUNTS RECEIVABLES

                                                        December 31,
                                                           1997
                                              U.S. Dollars            Pesos

         Trade                            $ 8,314,090        Ps   67,078,914
         Allowance for doubtful accounts     (204,210)            (1,647,590)
                                            ---------             ----------
                                          $ 8,109,880        Ps   65,431,324
                                            =========             ==========

5.       INVENTORIES

                                                        December 31,
                                                           1997
                                              U.S. Dollars          Pesos

         Finished goods                    $ 1,819,402        Ps 14,679,120
         Work in process                       232,988            1,879,767
         Raw materials                       1,524,629           12,300,858
         Goods in transit                       22,507              181,591
         Obsolete inventory reserve           (419,354)          (3,383,390)
                                             ---------           ----------
                                           $ 3,180,172        Ps 25,657,946
                                             =========           ==========

6.       EQUIPMENT AND LEASEHOLD IMPROVEMENTS

                                                        December 31,
                                                           1997
                                              U.S. Dollars            Pesos

         Machinery and equipment           $ 26,972,048       Ps 195,897,643
         Furniture and fixtures               2,227,229           15,979,737
         Vehicles                               779,132            5,811,824
         Leasehold improvements               1,317,221           10,165,620
                                             ----------          -----------
                                             31,295,630          227,854,824
         Accumulated depreciation and
           amortization                      (7,427,226)         (64,739,357)
                                             ----------          -----------
                                           $ 23,868,404       Ps 163,115,467
                                             ==========          ===========


7.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES


                                                        December 31,
                                                          1997
                                              U.S. Dollars            Pesos

         Accounts payable - trade          $  4,118,564       Ps  33,228,984
         Salaries, wages and commissions      1,046,479            8,443,098
         Taxes, other than taxes on income      401,664            3,240,667
         Other current liabilities              102,823              829,586
                                              ---------           ----------
               Total                       $  5,669,530       Ps  45,742,335
                                              =========           ==========

8.       SENIORITY PREMIUMS

         The Company provides seniority premium benefits, which are mandated by Mexican law, to employees upon dismissal after 15 years of service or to the employee's beneficiary upon death. Net periodic expense related to these benefits was $11,895 for the year ended December 31, 1997. Other disclosures related to seniority premiums including the components of periodic expense, funded status and assumptions are not material and consequently are not presented herein.


9.       STOCKHOLDERS' EQUITY

         Common stock is represented by common stock at par value of Ps1.00 per share, and is as follows:

                                                  Number
                                                of shares
                                                  1997

         Fixed capital shares                    138,500
         Variable capital shares              22,686,800
                                              ----------
                                              22,825,300
                                              ==========

10.      COMMITMENTS


         Rent expense for the year ended December 31, 1997 amounted to $1,296,660. At December 31, 1997, minimum lease commitments for long-term operating leases, all of which are for land and buildings owned by the Family, are as follows:


                                   Year                 Amount
                                   ----                 ------
                                            U.S. Dollars           Pesos
                                            ------------           -----
                                   1998   $     1,296,660    Ps.    10,457,563
                                   1999         1,296,660           10,457,563





         The related lease agreements allow the Company, at its sole discretion, to extend the term of the leases up to an additional 15 years and also provide for lease payments to be adjusted annually based on the "All U.S. Consumer Price Index All Urban Consumers".

         The Company has commited short-term lines of credit available through two Mexican banks of approximately $5.4 million (Ps. 44 million).




11.      MAJOR CUSTOMERS

         Two customers of the Company accounted for 60% and 11% of sales in 1997.




12.      INCOME TAXES AND EMPLOYEE STATUTORY PROFIT-SHARING

         a. The provision for income taxes and employee statutory profit-sharing consist of the following:


                                                                   1997
                                                        U.S. Dollars   Pesos
                  Income tax
                    Current                             $2,514,380 Ps.19,877,933
                    Deferred                               698,048     5,503,758
                                                        ---------- -------------
                       Income tax                       $3,212,428 Ps.25,381,691
                                                        ========== =============
                  Employee statutory profit-sharing
                    Current                             $1,052,025 Ps. 8,319,130
                    Deferred                               122,669       969,783
                                                        ---------- -------------
                      Employee statutory profit-sharing $1,174,694 Ps. 9,288,913
                                                        ========== =============

         b. A reconciliation between statutory and effective income tax rates as a percentage of net income before taxes follows:

                                                                     Tax Rate
                                                                     --------
                                                                   U.S.
                                                                 Dollars  Pesos
                                                                 -------  -----
                  Statutory rate                                   34.0%  34.0%

                  Inflationary loss recognized for tax purposes (3.4) (3.4) Employee statutory profit-sharing expenses
                    not deducted for tax purposes                   3.6    3.6
                  Effect of inflation on tax depreciation          (5.0)  (5.0)
                  Effect of remeasurement                          (0.7)    -
                  Other                                             0.1    0.1
                                                                   ----   -----
                                                                   28.6%  29.3%
                                                                   =====  =====


         c. Temporary differences which give rise to deferred tax and profit sharing assets and liabilities at December 31, 1997 are as follows:


                                                                                                                   Deferred
                                             Deferred Tax                    Deferred Tax                       Profit-Sharing
                                                Assets                        Liabilities                        Liabilities
                                             ------------                    ------------                       --------------
                                   U.S. Dollars   Pesos               U.S. Dollars      Pesos             U.S. Dollars   Pesos
                                   ------------   -----               ------------      -----             ------------   -----

          Inventories             $      -      Ps    -             $ 1,346,384      Ps 10,862,761       $ 395,995    Ps 3,194,930
           Allowance for doubtful
            accounts                      -            -                 (69,432)          (560,181)        (20,421)       (164,759)
           Reserves                       -            -                (219,700)        (1,772,563)        (62,607)       (521,342)
           Exchange losses                -            -                     -                -              26,796         232,413
                                 --------------   --------------     -----------      -------------       ---------    ------------
         Total current                    -         -                  1,057,252          8,530,017         339,763       2,741,242
                                 --------------   --------------     -----------      -------------       ---------    ------------
         Noncurrent

         Fixed assets              2,902,162         22,840,029            -                -                  -             -
                                 --------------  --------------      -----------      -------------       ---------    ------------
         Total Noncurrent          2,902,162         22,840,029            -                -                  -             -
                                 --------------  --------------      -----------      -------------       ---------    ------------
         Total                   $ 2,902,162     Ps  22,840,029      $ 1,057,252      Ps  8,530,017       $ 339,763    Ps 2,741,242
                                 ==============  ==============      ===========      =============       =========    ============

         d. Distributions to shareholders in excess of the tax basis of common stock and retained earnings (restated for inflation) are subject to a 34% dividend tax payable by the Company.


         e. Aspen, a 60% owner of the Company, files a consolidated tax return which includes 60% of the Company.

13.      RELATED PARTIES

         Transactions carried out with related parties were as follows:

                                                         1997
                                            U.S. Dollars          Pesos

         Rent expense                  $    1,296,660        Ps 10,251,719
         Sale of inventory                    938,293            7,412,515
         Purchase of inventory                433,466            2,433,051
         Professional fees                    519,438            4,113,949


         The Company leases land and buildings from the Family under various operating leases.


     The Company enters into various inventory purchase and sale transactions with Blessings Corporation, the U.S. parent company of Aspen Industrial, S. A. de C. V. The Company also pays professional fees to Blessings Corporation for technical and administrative assistance.





                                   * * * * * *

                                 LOAN AGREEMENT

                                 By and Between

                              BLESSINGS CORPORATION
                                       and

                            FIRST UNION NATIONAL BANK

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I - DEFINITIONS; ACCOUNTING TERMS....................................1

         Section 1.1.      Definitions.......................................1
         Section 1.2.      Other Terms......................................13

ARTICLE II - THE LOAN.......................................................13

         Section 2.1.      The Loan.........................................13
         Section 2.2.      The Note.........................................14
         Section 2.3.      Payments.........................................14
         Section 2.4.      Payment on Days Other Than Business Days.........14

ARTICLE III - PAYMENT OF INTEREST; FEES; LATE CHARGES.......................15

         Section 3.1.      Selection of Interest Rate Option ...............16
         Section 3.2.      Payments and Computations........................15
         Section 3.3.      Selection of Interest Period.....................16
         Section 3.4.      Number of Tranches...............................16
         Section 3.5.      Late Charge......................................16
         Section 3.6.      Facility Fee.....................................17
         Section 3.7.      LIBOR Provisions.................................17
                  (a)      Increased Costs..................................17
                  (b)      LIBOR Deposits Unavailable.......................17
                  (c)      Changes in Law Rendering a LIBOR Loan Unlawful...18
                  (d)      Certificate......................................19
         Section 3.8.      Increases and Decreases in Interest Rates........19
         Section 3.9.      Optional Prepayments.............................20
         Section 3.10.     Payment of Loss or Out-of-Pocket Expense;
                             Calculation Thereof............................20
         Section 3.11.     Application of Prepayments.......................21
         Section 3.12.     No Reborrowing...................................21

ARTICLE IV - REPRESENTATIONS................................................21

         Section 4.1.      Subsidiaries.....................................21
         Section 4.2.      Good Standing....................................22
         Section 4.3.      Corporate Authority..............................22
         Section 4.4.      Binding Agreements...............................22
         Section 4.5.      Litigation.......................................23
         Section 4.6.      No Conflicting Agreements........................23
         Section 4.7.      Financial Condition..............................23
         Section 4.8.      Disclosure.......................................24
         Section 4.9.      Employee Benefit Pension Plans...................24

ARTICLE V - CONDITIONS OF LENDING...25

         Section 5.1.      Approval of Bank's Counsel.......................24
         Section 5.2.      Compliance.......................................24
         Section 5.3.      Evidence of Corporate Action.....................25
         Section 5.4.      Certificate of Secretary of the Company..........26
         Section 5.5.      Opinion of Counsel...............................25

ARTICLE VI - AFFIRMATIVE COVENANTS..26

         Section 6.1.      Financial Statements.............................26
         Section 6.2.      Taxes............................................27
         Section 6.3.      Payment of Obligations...........................27
         Section 6.4.      Insurance........................................29
         Section 6.5.      Corporate Existence..............................29
         Section 6.6.      Properties.......................................39
         Section 6.7.      Employee Benefit Pension Plans...................28
         Section 6.8.      Compliance With Laws.............................29
         Section 6.9.      Notice of Environmental Matters..................29
         Section 6.10.     Year 2000 Compatibility..........................31
         Section 6.11.     Waived Conditions................................30

ARTICLE VII - NEGATIVE COVENANTS............................................30

         Section 7.1.      Mortgages and Pledges............................30
         Section 7.2.      Loans............................................33
         Section 7.3.      Merger, Acquisition or Sale of Assets............32
         Section 7.4.      Sale of Assets...................................32
         Section 7.5.      Use of Proceeds..................................32
         Section 7.6.      Ratio of Funded Debt to Total Capitalization.....32
         Section 7.7.      Ratio of Funded Debt to Cash Flow................35

ARTICLE VIII - EVENTS OF DEFAULT............................................35


ARTICLE IX - MISCELLANEOUS PROVISIONS.......................................36

         Section 9.1.      Costs and Expenses...............................36
         Section 9.2.      Cumulative Rights and No Waiver..................36
         Section 9.3.      Amendments, Etc..................................39
         Section 9.4.      Indemnification of Bank..........................37
         Section 9.5.      Arbitration......................................39
                  (a)      General..........................................39
                  (b)      Arbitration Rules................................39
                  (c)      Exceptions.......................................40
                  (d)      Limitation on Damages............................43
         Section 9.6.      Waiver of Jury Trial.............................43
         Section 9.7.      Notices..........................................41
         Section 9.8.      Applicable Law...................................42
         Section 9.9.      Survivorship.....................................42
         Section 9.10.     Headings.........................................42

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made as of February 20, 1998, by and between BLESSINGS CORPORATION (the "Company"), a Delaware corporation with its principal office at 200 Enterprise Drive, Newport News, Virginia 23603, and FIRST UNION NATIONAL BANK (the "Bank"), a national banking association with an office at 901 East Cary Street, Richmond, Virginia 23219.

         The Company has applied to the Bank for a term loan in the amount of Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000), the proceeds of which will be used together with other funds to finance the acquisition by the Company of one share in each of Nacional de Envases Plasticos, S.A. de C.V., Hermes Industrial, S.A. de C.V., Mexicana D. Tintas, S.A., Plastihul, S.A. de C.V., and Servicios Profesionales Vigo, S.C. (collectively, "NEPSA") and the acquisition by ASPEN Industrial, S.A. de C.V., a wholly-owned Subsidiary of the Company, of the remaining 40% ownership interest in NEPSA. The Bank is willing to make a loan to the Company upon the terms and conditions hereinafter set forth.

         ACCORDINGLY, the Company and the Bank agree as follows:


                    ARTICLE I - DEFINITIONS; ACCOUNTING TERMS


         Section 1.1.......Definitions. As used in this Agreement, the following terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

         "Affiliates" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by or is under common control with, such Person, provided that Williamson-Dickie Manufacturing Company, a Texas corporation, shall not be an "Affiliate" of the Company.

         "Agreement" means this Loan Agreement, as it may be amended from time to time by written agreement as herein provided.

         "Applicable LIBOR Margin" means 0.60% through August 20, 1998. Thereafter, Applicable LIBOR Margin for each fiscal quarter means the margin amount expressed as a percentage shown by the following table using for the purposes hereof the Ratio of Debt to Capitalization as of the last day of the preceding fiscal quarter.

 Ratio of Debt to Capitalization                 Applicable LIBOR Margin

     Less than .25 to 1                                     0.60%
     .25 - .40 to 1                                         0.70%
     Greater than .40 to 1                                  0.80%

If an Event of Default shall have occurred and not been waived by the Bank, the Applicable LIBOR Margin will be 3%.
         "Applicable Prime Rate Margin" means -1.90% through August 20, 1998. Thereafter, Applicable Prime Rate Margin for each fiscal quarter means the margin amount expressed as a percentage shown by the following table using for the purposes hereof the Ratio of Debt to Capitalization as of the last day of the preceding fiscal quarter.

 Ratio of Debt to Capitalization                 Applicable Prime Rate Margin

      Less than .25 to 1                                     - 1.90%
      .25 - .40 to 1                                         - 1.80%
      Greater than .40 to 1                                  - 1.70%


If an Event of Default shall have occurred and not been waived by the Bank, the Applicable Prime Rate Margin will be 0.5%.

         "Bank" shall have the meaning ascribed thereto on the first page of this Agreement.

         "Business Day" means any day, other than a Saturday, Sunday or public holiday or the equivalent, on which dealings are carried on in the London interbank market and commercial banks are open for business and are not required or authorized to close in New York, New York, or Richmond, Virginia.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Company" shall have the meaning ascribed thereto on the first page of this Agreement.

         "Consolidated Cash Flow" means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in calculating Consolidated Net Income, (i) interest expense, including imputed interest in respect of Capital Leases, amortization of debt discount and expense, fees and commissions for letters of credit and bankers' acceptances and the net interest costs of interest rate swaps and hedges, (ii) depreciation and amortization expense, and
(iii) taxes actually paid, in each case determined in accordance with GAAP.

         "Consolidated Funded Debt" means Funded Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the Net Income of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis, but excluding (a) extraordinary items and (b) any Minority Interest.

         "Consolidated Net Worth" means total stockholders' equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Capitalization" means the sum of Consolidated Net Worth and Consolidated Funded Debt.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument (but excluding any letter of credit or similar instrument with an expiration date or final maturity of less than one year from the date of determination), (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

         "Default" means any event or condition which with the giving of notice or passage of time, or both, would constitute an Event of Default.

         "Environmental Laws" means all federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including, without limitation, all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601, et seq., the Resource Conservation and Recovery Act, 42
U.S.C. ss.ss. 6901, et seq., the Clean Water Act, 33 U.S.C. ss.ss. 1251, et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq., or applicable state law and any other applicable federal, state or local laws and the regulations now in force or hereafter enacted relating to hazardous waste disposal) and any materials present on any property owned or operated by the Company or any Subsidiary which have been shown to have significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq., applicable state law or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances, which shall include, but not be limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints, in the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, together with the rules and regulations promulgated thereunder, as in effect from time to time.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on a loan bearing interest at a rate based on LIBOR is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of any lender to United States residents).

 "Event of Default" means any of the Events of Default provided in Section 8.

         "Funded Debt" means at any date the Debt of the Company, determined on an unconsolidated basis as of such date.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means the United States, any state or other political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Materials" shall mean all materials defined as hazardous wastes or substances under any applicable state and federal Environmental Laws and petroleum, petroleum products, oil and asbestos.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company under this Agreement or any other indebtedness, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

         (a)      its   liabilities  for  borrowed  money  and  its   redemption
obligations  in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions with a maturity greater than one (1) year (whether or not representing obligations for borrowed money);

         (f)      Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness shall not be deemed to include unfunded benefit liabilities of the Company or any Subsidiary under any Plan. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Interest Period" means the period beginning on the date the Loan is made and ending one (1), three (3) or six (6) months thereafter, as the Company may elect; provided that (a) each successive Interest Period shall commence on the date on which the next preceding Interest Period expires; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (d) no Interest Period shall extend beyond the maturity date of the Loan; and (e) Interest
Periods with respect to the Loan shall be selected by the Company so as to permit the Company to make the scheduled principal payments of the Loan under
Section 2.2 without the payment of any amounts pursuant to Section 3.10.

         "Interest Rate Options" means (a) a rate based on the LIBOR Rate, (b) a rate based on the LIBOR Market Index Rate, and (c) a rate based on the Prime Rate.

         "LIBOR" means, for the Interest Period applicable thereto, the rate for deposits in United States dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time), two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Bank, dollar deposits in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. (London time), two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period applicable thereto.

         "LIBOR Market Index Rate" means, for any day, the rate (rounded to the next higher 1/100 of 1%) for one-month U.S. dollar deposits as reported on Telerate Page 3750 as of 11:00 a.m. (London time) for such day, provided if such day is not a Business Day, the immediately preceding Business Day (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

         "LIBOR Rate" means, with respect to any Interest Period, an interest rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) determined by the Bank pursuant to the following formula:

                  LIBOR Rate        =                         LIBOR
                                            1.00 - Eurodollar Reserve Percentage

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
         "Loan" shall have the meaning set forth in Section 2.1.

         "Loan Documents" means, collectively, this Agreement, the Note and each other document, instrument or agreement now or hereafter executed by the Company or any Subsidiary in connection with this Agreement or otherwise to secure the payment of the Loan.

         "Minority Interest" means the equity interest of the Company and its Subsidiaries in the unremitted earnings of Persons not Subsidiaries.

         "NEPSA" shall have the meaning ascribed thereto on the first page of this Agreement.

         "Note" shall have the meaning set forth in Section 2.2.

         "Person"  means  an  individual,   partnership,   corporation,  limited
liability  company,  association,   trust,  unincorporated  organization,  or  a
government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Prime Rate" shall be that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by the Bank. Bank lends at rates both above and below Bank's Prime Rate, and Company acknowledges that Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank. Any change of interest resulting from a change in the Prime Rate shall be effective on the effective date of each change therein.

  "Ratio of Debt to Capitalization" has the meaning set forth in Section 7.6.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to July 15, 2006 either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

    "Reportable Event" has the meaning specified therefor in Title IV of ERISA.

         "Subordinated Debt" means any unsecured indebtedness of the Company for borrowed money, the repayment of which has been subordinated to all obligations of the Company to the Bank in a manner satisfactory to the Bank and its counsel.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency; provided, however, that "Swaps" shall not mean or include any interest rate swap entered into solely for the purpose of hedging such Person's exposure to interest rate risks on outstanding Indebtedness and involving a notional amount not greater in principal amount than the outstanding principal amount of the Indebtedness to which it relates, and provided further, that the amount of any liability in respect of an interest rate swap that must be included as a liability in such Person's balance sheet in accordance with GAAP shall be deemed to be a Swap. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Tranches" shall mean a portion of the Loan which bears interest at an interest rate based on LIBOR fixed under the terms hereof for a specified Interest Period.

         Section 1.2. Other Terms. Each definition of a document in this Article I shall include such document as modified, amended or supplemented from time to time and, except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where restricted, a reference to a party to a document includes that party and its successors and assigns. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP.


                              ARTICLE II - THE LOAN


         Section 2.1. The Loan. The Bank agrees subject to the terms and conditions contained herein to make a loan (the "Loan") to the Company on or before February 27, 1998, in the principal amount of Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000). The Bank shall make the Loan by crediting the amount hereof to the general deposit account of the Company maintained with the Bank.

         Section 2.2. The Note. The obligation of the Company to repay the Loan shall be evidenced by the Company's Term Loan Note (the "Note") payable to the order of the Bank at its office at 901 East Cary Street, Richmond, Virginia, or such other place as the noteholder may from time to time designate in writing, in the principal amount of Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000), in substantially the form of Exhibit A attached hereto with the blanks therein appropriately completed, dated as of the date the Loan is made and payable in quarterly installments as herein provided. On April 15, 1998, and on July 15, 1998, interest only will be payable. On October 15, 1998, and on each January 15, April 15, July 15, and October 15 thereafter to and including April 15, 2006, the Company will pay a principal installment in the amount of Two Hundred Eighty-Nine Thousand Sixty-Two and 51/100 Dollars ($289,062.51). On July 15, 2006, the entire unpaid principal balance and all accrued interest will be due and payable. On each date on which an installment of principal is due, the Company will also pay accrued interest. The Note shall bear interest as provided in Article III of this Agreement.

         Section 2.3. Payments. The disbursement of the Loan hereunder and each payment of the principal of and interest on the Note shall be made in federal or other immediately available funds. For purposes of this provision, collected funds on deposit with the Bank are immediately available funds.

         Section 2.4. Payment on Days Other Than Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Business Day, except as provided in the definition of Interest Period, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest to be paid on such date.


              ARTICLE III - PAYMENT OF INTEREST; FEES; LATE CHARGES


         Section 3.1. Selection of Interest Rate Option. At the option of the Company, the Loan or any portion thereof shall bear interest (a) at a rate per annum equal to the LIBOR Rate plus the Applicable LIBOR Margin, (b) at a rate per annum equal to the LIBOR Market Index Rate plus the Applicable LIBOR Margin, or (c) at a rate per annum equal to the Prime Rate plus or minus, as the case may be, the Applicable Prime Rate Margin. The amount of the Loan bearing interest at a rate based on the LIBOR Rate for any Interest Period will be not less than Five Hundred Thousand Dollars ($500,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof, or the aggregate unpaid principal balance of the Loan. As of the date the Loan is funded, the Company may select any of the Interest Rate Options. On any Business Day, upon not less than three (3) Business Days' prior notice, the Company may elect to have any portion of the Loan which is then bearing interest at a rate based on the Prime Rate or the LIBOR Market Index Rate, bear interest at a rate based on the LIBOR Rate. As of the last day of the applicable Interest Period, the Company may elect to have any portion of the Loan then bearing interest at a rate based on the LIBOR Rate, bear interest at a rate based on the LIBOR Market Index Rate or the Prime Rate. If the Company does not select an Interest Rate Option, the Loan will bear interest at a rate based on the LIBOR Market Index Rate.

         Section 3.2. Payments and Computations. Each payment on the Note shall be made not later than 2:00 p.m. (Eastern Time) on the day when due, in lawful money of the United States of America and in federal or other immediately available funds, by payment of such funds to the Bank at its office at 901 East Cary Street, Richmond, Virginia or such other place as the Bank may designate in writing. Amounts received after 2:00 p.m. (Eastern Time) on any day shall be deemed received on the next succeeding Business Day. If an Event of Default has occurred and is continuing, the Company hereby authorizes the Bank to, and the Bank may, charge from time to time against any account or accounts maintained by the Company with the Bank any amount due in respect of principal of or interest on the Note. Whenever any payment to be made on the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. Interest on the Loan shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         Section 3.3. Selection of Interest Period. If all or any portion of the Loan bears interest at a rate based on the LIBOR Rate, not later than three (3) Business Days prior to the end of each Interest Period, the Company will notify the Bank of the length of the succeeding Interest Period. Such notification shall be in writing or by telephone promptly confirmed in writing. If the Company fails to give such notice within such time, the succeeding Interest Period shall be one month.

         Section 3.4. Number of Tranches. There shall not be more than three (3) tranches outstanding at any time.

         Section 3.5. Late Charge. If any installment is not paid within seven (7)days of its scheduled payment date the Company will pay the Bank a late charge of three (3%) percent of the amount of the installment.

         Section 3.6. Facility Fee. If the Loan is not prepaid in full within seven (7) months of the date the Loan is funded, the Company will pay the Bank on October 15, 1998 a facility fee of Twenty-Five Thousand Dollars ($25,000).

         Section 3.7.      LIBOR Provisions.

         (a) Increased Costs. If either (i) the introduction of or any change by any central bank or other Governmental Authority (whether or not having the force of law) (including, without limitation, any change by way of imposition or increase of reserve requirements other than those included in the computation of LIBOR but excluding any income tax on the overall income of the Bank) in or in the interpretation of any law or regulation by any central bank or other Governmental Authority (whether or not having the force of law), or (ii) the compliance by the Bank with any guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall result in any actual increase in the cost to the Bank of maintaining the Loan or reduce the amount receivable by the Bank on the Loan, the Company shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such increased cost actually incurred or reduction in amount actually received. A certificate in reasonable detail as to the amount of such increased cost or reduction in amount received and method of calculation shall be submitted to the Company by the Bank and shall be conclusive (absent manifest error).

         (b) LIBOR Deposits Unavailable. If before the beginning of any Interest Period, by reason of circumstances affecting the London interbank market generally, deposits in dollars are not being offered to the Bank, the Bank shall forthwith give notice thereof to the Company, whereupon (unless the Company and the Bank shall have agreed on an alternative method of determining the interest rate for the Loan) (a) the obligation of the Bank to have the Loan bear interest at a rate based on LIBOR shall be suspended and (b) at the expiration of any applicable Interest Period the Loan shall bear interest at a rate based on the Prime Rate.

         (c) Changes in Law Rendering a LIBOR Loan Unlawful. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any
Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline or directive (whether or not having the force of law) of any such Governmental Authority, shall make it unlawful or impossible for the Bank to maintain the Loan bearing interest at a rate based on LIBOR, the Bank shall promptly notify the Company. Upon such notice (i) if the Bank may lawfully continue to maintain the Loan while it bears interest at a rate based on LIBOR to such day or days, on the last day of each then current Interest Period, the portion of the Loan bearing interest at a rate determined using such Interest Period shall immediately begin to bear interest at a rate based on the Prime Rate, or as may be otherwise agreed to by the Company and the Bank, and (ii) if the Bank may not lawfully continue to maintain the Loan while it bears interest at a rate based on LIBOR to such day or days, the Loan shall immediately begin to bear interest at a rate based on the Prime Rate, or as may be otherwise agreed to by the Company and the Bank. If while the Loan bears interest at a rate based on LIBOR, the interest rate is changed to a rate based on the Prime Rate pursuant to clause (ii) of this Subsection 3.7 (c) on a day other than the last day of such Interest Period, the Company will reimburse the Bank, on demand, in an amount equal to the excess of (i) the interest that would have been received by the Bank from the Company on the amount which had been so bearing interest at a rate based on LIBOR during the remaining portion of the Interest Period in question had it continued to bear interest at a rate so based on LIBOR over (ii) the amount of interest which would have accrued on such funds if the Bank had placed such funds on deposit with a prime bank in the London interbank borrowing market from the date of such prepayment until the end of such Interest Period, discounted in each case to the present value using the interest rate then existing on U.S. Treasury obligations maturing as of the end of such Interest Period, as reasonably determined by the Bank. A certificate in reasonable detail setting forth the calculation of such loss or expense, including the amount and method of calculation, shall be submitted to the Company by the Bank and, in the absence of manifest error, shall be conclusive.

         (d) Certificate. The Bank shall furnish to the Company upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Section 3.7 giving rise to a change in LIBOR and the assumptions underlying such computations.

         Section 3.8. Increases and Decreases in Interest Rates. Interest shall be computed by the Bank using any adjustment required to be made under the definitions of Applicable LIBOR Margin or Applicable Prime Rate Margin, or both, as applicable, based on the most recent financial statement the Company has provided to the Bank and shall be paid by the Company based on such computations. If it is thereafter determined that the interest rate or rates on the Loan are to be adjusted upward or downward under the provisions of such definitions, or either of them, the interest rate or rates on the Loan from and after the first day of the calendar quarter beginning immediately after the Bank has received such financial statement shall be increased or decreased based on the most recent financial statement of the Company which the Bank had received showing the Ratio of Debt to Capitalization.

         Section 3.9. Optional Prepayments. On the last day of any Interest Period, the Company shall have the right without premium or penalty to prepay all or any portion of the Loan which bears interest at a rate based on the LIBOR Rate determined using such Interest Period. At any time and from time to time the Company shall have the right without premium or penalty to prepay all or any portion of the Loan which bears interest at a rate based on the LIBOR Market Index Rate or the Prime Rate. The Company may prepay all or any part of the Loan which bears interest at a rate based on the LIBOR Rate at any time and from time to time other than the last day of the Interest Period used in determining such interest rate provided that at the time of such prepayment the Company reimburses the Bank for any loss or out-of-pocket expense incurred by such Lender in connection with such prepayment, computed in accordance with the provisions of Section 3.10.

         Section 3.10. Payment of Loss or Out-of-Pocket Expense; Calculation Thereof. The Company will reimburse the Bank for any loss or out-of-pocket expense incurred by the Bank as provided in Section 3.7(c) and Section 3.9 and will reimburse the Bank for any loss or out-of-pocket expense resulting from the payment of any installment on the Loan on a day other than the last day of an Interest Period, to which the principal amount of such installment is applicable, unless a portion of the Loan which is not less than the principal amount of such installment is then bearing interest at a rate based on the LIBOR Market Index Rate or the Prime Rate. The loss or out-of-pocket expense resulting from a prepayment of the Loan or portion thereof while it bears interest at a rate based on the LIBOR Rate on a day other than the last day of an Interest Period to which the amount of such prepayment is applicable shall be an amount equal to the excess of (i) the interest that would have been received from the Company on the amount so reemployed during the remaining portion of the Interest Period in question had the Company not prepaid the Loan or such portion without giving effect to the provisions of Section 3.7 over (ii) the amount of interest which would have accrued on such funds if the Bank had placed such funds on deposit with a prime bank in the London interbank market from the date of such prepayment until the end of such Interest Period plus the Applicable LIBOR Margin then in effect for such period, determined as of the time of such prepayment using an assumed Interest Period which commences on the date of prepayment and ends on the last day of the originally scheduled Interest Period, discounted in each case to the present value using the interest rate then existing on U.S. Treasury obligations maturing as of the end of such Interest Period, as reasonably determined by the Bank. A certificate in reasonable detail setting forth the calculation of such loss or expense, including the amount and method of calculation, shall be submitted to the Company by the Bank and, in the absence of manifest error, shall be conclusive.

         Section 3.11.   Application of  Prepayments.   Each optional prepayment
shall be applied to the installments of principal payable on the Note in the inverse order of their maturity.

         Section 3.12. No Reborrowing. Amounts prepaid on the Loan may not be reborrowed.


                          ARTICLE IV - REPRESENTATIONS


         The Company represents and warrants to the Bank that:

         Section 4.1. Subsidiaries. The Company has the following subsidiaries and none others.

Edison Plastics International, Inc.
Edison Exports, Inc., FSC Limited
ASPEN Industrial, S.A. de C.V.
Nacional de Envases Plasticos, S.A. de C.V.
Mexicana de Tintas, S.A. de C.V.
Plastihul, S.A. de C.V.
Hermes Industrial, S.A. de C.V.
Servicios Profesionales Vigo, S.C.

         Section 4.2. Good Standing. Each of the Company and its Subsidiaries is a corporation organized and existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary and in which the failure so to qualify would have a material adverse effect on the financial condition or operations of the Company or such Subsidiary.

         Section 4.3. Corporate Authority. The Company has full corporate power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Note and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or consent or approval of, notice to or filing with any public authority is required as a condition to the validity of this Agreement or the Note.

         Section 4.4. Binding Agreements. This Agreement constitutes, and the Note when issued and delivered pursuant hereto for value received will constitute, the valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and similar laws relating to the enforcement of creditors' rights generally and by equitable principles, regardless of whether such enforcement is sought in equity or at law.

         Section 4.5. Litigation. There are no proceedings pending or, so far as the officers of the Company know, threatened before any court or administrative agency that, in the opinion of the officers of the Company, will materially adversely affect the financial condition or operations of the Company or any of its Subsidiaries.

         Section 4.6. No Conflicting Agreements. There is no provision of the charter or bylaws of the Company, no provision of any existing mortgage or indenture binding on the Company or affecting its properties and no provision of any contract or agreement binding on the Company or affecting its properties that would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement or the Note.

         Section 4.7. Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows for the period then ended certified by Deloitte & Touche LLP, heretofore delivered to the Bank, are complete and correct and fairly present the financial condition of the Company and its Subsidiaries and the results of their operations and cash flows as of the date and for the period referred to therein and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of the Company and its Subsidiaries as of the date of such balance sheet that are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Company and its Subsidiaries since the date of said balance sheet, and there has been no other material adverse change in the Company and its Subsidiaries. The unaudited balance sheet of the Company and its Subsidiaries as of September 30, 1997, and the related unaudited consolidated statement of earnings for the nine-month period then ended previously delivered to the Bank are complete and correct and fairly present the financial condition of the Company and its Subsidiaries and the results of their operations as of the date and for the periods referred to therein and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of the Company and its Subsidiaries as of the date of such balance sheet that are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Company and its Subsidiaries since the date of said balance sheet, and there has been no other material adverse change in the Company and its Subsidiaries.

         Section 4.8. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Bank in writing by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or when taken together omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         Section 4.9. Employee Benefit Pension Plans. No fact, including, but not limited to, any Reportable Event, exists in connection with any employee benefit plan of the Company or any of its subsidiaries covered by ERISA (including any plan of any member of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with the Company or any of its subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended, which might constitute grounds for the termination of any such plan by the Pension Benefit Guaranty Corporation or for the appointment of any trustee to administer any such plan by the appropriate United States district court.


                        ARTICLE V - CONDITIONS OF LENDING


         The obligation of the Bank to make the Loan is subject to the following conditions precedent:

         Section 5.1. Approval of Bank's Counsel. All legal matters incident to the Loan, including, without limitation, all documents and opinions, shall be reasonably satisfactory to counsel for the Bank.

         Section 5.2. Compliance. At the time the Loan is made, (i) the Company shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement that are applicable to it, (ii) there shall exist no Default or Event of Default, and (iii) the representations and warranties contained in Article IV of this Agreement shall, except to the extent that they relate solely to an earlier date, be true with the same effect as though such representations and warranties had been made at the time of the making of the Loan and after giving effect to the Loan. The borrowing of the Loan shall be deemed a representation that each of the conditions set forth in this Section 5.2 has been satisfied.

         Section 5.3. Evidence of Corporate Action. The Bank shall have received certified copies of papers evidencing all corporate action taken by the Company to authorize this Agreement and the Note, and the borrowings hereunder, and such other papers as the Bank shall reasonably require.

         Section 5.4. Certificate of Secretary of the Company. The Bank shall have received a certificate of the secretary or assistant secretary of the Company certifying that attached thereto is a true and complete copy of the certificate of incorporation of the Company and all amendments thereto, certified as of a recent date by the Secretary of State of Delaware; that attached thereto is a true and complete copy of the bylaws of the Company as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the Note; and as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement or the Note.

         Section 5.5. Opinion of Counsel. The Bank shall have received a favorable written opinion of counsel for the Company dated as of the date the Loan is made, which opinion shall address all matters referred to in Article IV of this Agreement, except Sections 4.7, 4.8 and 4.9.


                       ARTICLE VI - AFFIRMATIVE COVENANTS


         So long as the Company may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Company hereunder, other than those arising pursuant to Section 9.4, the Company will:

         Section 6.1. Financial Statements. Furnish to the Bank (a) as soon as available, but in any event not more than sixty (60) days after the end of each calendar quarter, a consolidated balance sheet as of the end of such quarter and a consolidated statement of earnings for such quarter and for the portion of the fiscal year ending on the last day of such quarter in reasonable detail and in conformity with GAAP, together with a schedule setting forth the calculations to show compliance by the Company with the financial covenants contained herein, reviewed by Deloitte & Touche LLP or other independent certified public accountants satisfactory to the Bank and certified by a principal financial officer of the Company, together with a certificate of that officer stating whether any event has occurred or condition exists with respect to the Company that constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto; (b) as soon as available, but in any event not more than one hundred twenty (120) days after the close of each fiscal year of the Company, a copy of the annual audit report of the Company in reasonable detail, prepared in accordance with GAAP applied on a basis consistent with that of the preceding year and certified (except as to the consolidating provisions) in a manner acceptable to the Bank by Deloitte & Touche LLP or other independent certified public accountants satisfactory to the Bank, which report shall include a consolidated and consolidating balance sheet of the Company as of the end of such fiscal year, and related consolidated and consolidating statements of earnings, shareholders' equity and cash flows for such fiscal year of the Company and accompanied by a schedule setting forth the calculations to show compliance with the financial covenants contained herein applicable to the Company, certified in each case by a principal financial officer of the Company, together with a certificate of that officer stating whether a Default or an
Event of Default has occurred, and, if so, stating the facts with respect thereto; (c) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company or any of its Subsidiaries to stockholders, and of all regular and periodic reports filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission; (d) promptly upon their receipt, copies of all management letters received by the Company and its Subsidiaries from its accountants; and (e) such additional information, reports and statements of the Company and its Subsidiaries as the Bank may from time to time reasonably request but in no event more than thirty (30) days after receipt by the Company of such request.

         Section 6.2. Taxes. Pay and discharge and cause each of its Subsidiaries to pay and discharge all taxes, assessments and governmental charges upon them, their respective income and their respective properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes, assessments and governmental charges shall be contested by it or a Subsidiary in good faith and by appropriate proceedings, and the Company or such Subsidiary shall have set aside on its books adequate reserves with respect to any such tax, assessment or charge so contested.

         Section 6.3. Payment of Obligations. Pay and discharge and cause each of its Subsidiaries to pay and discharge at or before their maturity all their respective indebtedness and other obligations and liabilities, except when the same may be contested in good faith and by appropriate proceedings, and the Company or such Subsidiary shall have set aside on its books adequate reserves with respect to any such obligation or liability.

     Section 6.4. Insurance. Maintain insurance with responsible companies satisfactory to the Bank in such amounts and against such risks as is customarily carried by owners of similar businesses and property and cause each of its Subsidiaries so to do.

     Section 6.5. Corporate Existence. Maintain its corporate existence in good standing and cause each of its Subsidiaries so to do.

         Section 6.6. Properties. Maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and efficiently conducted at all times, and permit the Bank and its agents to enter upon and inspect such properties during normal business hours with prior reasonable notice and cause each Subsidiary so to do, provided that nothing contained herein shall prevent the Company or a Subsidiary from selling or otherwise disposing of any such property if such property is no longer material to the business of the Company or such Subsidiary.

         Section 6.7. Employee Benefit Pension Plans. Promptly during each year pay and cause each Subsidiary to pay contributions that in the judgment of the chief executive and chief financial officers of the Company after reasonable inquiry are believed adequate to meet at least all applicable minimum funding standards set forth in Sections 302 through 305 of ERISA with respect to each employee benefit plan of the Company or a Subsidiary covered by ERISA (including any plan of any member of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer, under Section 414 of the Internal Revenue Code of 1986, as amended); file or cause to be filed each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each year; and notify the Bank within ten
(10) days of the occurrence of a Reportable Event that could constitute grounds for termination of any such plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, provided that nothing contained herein shall prohibit the Company or a Subsidiary from terminating any such plan if it has theretofore complied with the provisions of this Section.

         Section 6.8. Compliance With Laws. Comply and cause each Subsidiary to comply in good faith in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority having jurisdiction over it, including, without limitation, the Americans with Disabilities Act of 1990 and those laws, rules, regulations and orders relating to the environment.

         Section 6.9. Notice of Environmental Matters. Promptly, and in any event within thirty (30) days, advise the Bank in writing of (a) any and all enforcement, cleanup (other than cleanup occurring in the ordinary course of business), remedial, removal or other governmental or regulatory actions instituted, completed or, to the knowledge of the Company or any Subsidiary, threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials affecting the business operations of the Company or any Subsidiary, and (b) all claims made or, to the knowledge of the Company or any Subsidiary, threatened by any third party against the Company or any Subsidiary relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials and immediately notify Bank of any remedial action taken by the Company or any Subsidiary in response to any such action or claim or threatened action or claim with respect to the business operations of the Company or any Subsidiary.

         Section 6.10. Year 2000 Compatibility. Take all action necessary to assure that Company's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Bank, the Company shall provide the Bank assurance acceptable to Bank of Company's Year 2000 compatibility.

     Section  6.11.  Waived  Conditions.   If  the  Bank  waives  any  condition
hereunder, unless the Bank expressly agrees otherwise, promptly satisfy such condition and provide the Bank with evidence of its satisfaction.


                        ARTICLE VII - NEGATIVE COVENANTS


         So long as the Company may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Company hereunder, other than those arising pursuant to Section 9.4, without the prior written consent of the Bank, the Company will not:

         Section 7.1. Mortgages and Pledges. Create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired or permit any Subsidiary so to do, except (i) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings; (ii) liens in connection with worker's compensation, unemployment insurance or other social security obligations; (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety or appeal bonds, and other obligations of like nature arising in the ordinary course of business; (iv) mechanic's, workman's, materialman's, landlord's, carrier's or other like liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith; (v) mortgages, pledges, liens and encumbrances in favor of the Bank; (vi) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in the title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of its business or the business of the Subsidiary which owns such property, or the value of such property for the purposes of such business; (vii) any mortgage, encumbrance or other lien upon, or security interest in, any property hereafter acquired by the Company or a Subsidiary created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, encumbrance or lien upon, or security interest in, any such property hereafter acquired existing at the time of such acquisition, or the acquisition of any such property subject to any mortgage, encumbrance or other lien or security interest without the assumption thereof, provided that each such mortgage, encumbrance, lien or security interest shall attach only to the property so acquired and fixed improvements thereon; and
(viii) other liens and security interests which secure not more than Five Million Dollars ($5,000,000) in the aggregate. Nothing contained in this Section
7.1 shall prohibit the Company or any Subsidiary from entering into any lease required to be capitalized by GAAP in accordance with the Financial Accounting Standards Board Statement No. 13 (Accounting for Leases) in effect on June 1, 1993, provided such lease is not otherwise prohibited by the terms of this Agreement.

         Section 7.2. Loans. Make loans or advances to any Person, except in the normal course of business or permit any Subsidiary so to do, except that the Company may lend the proceeds of the Loan to ASPEN Industrial, S.A. de C.V. to use to acquire capital stock of NEPSA, provided that the Company may make loans and advances to the joint venture it contemplates entering into for operations in Brazil if the aggregate amount of its investment in such joint venture and loans and advances to it does not exceed Ten Million Dollars ($10,000,000) at any time outstanding.

         Section 7.3. Merger, Acquisition or Sale of Assets. Enter into any merger or consolidation with, acquire more than 50% of the voting stock or voting power of, or acquire all or substantially all of the assets of, any person, firm, joint venture or corporation, or permit any Subsidiary so to do, but nothing contained herein shall prohibit the merger of any corporation or entity into the Company, the sale, transfer or lease of assets of any Subsidiary to the Company, or the merger of any Subsidiary into any wholly-owned Subsidiary if in each case, after giving effect to each such transaction, no Default or Event of Default shall have occurred and be continuing, the Company shall be in compliance with all of the terms of this Agreement, and the management of the Company shall be substantially unchanged, and nothing contained herein shall prohibit the acquisition of the capital stock of NEPSA.

     Section 7.4. Sale of Assets. Sell, transfer or otherwise dispose of five (5%) percent or more of the assets of the Company and its Subsidiaries, determined on a consolidated basis, in any fiscal year of the Company.

         Section 7.5. Use of Proceeds. Use all or any part of the proceeds of the Loan for the purpose of purchasing or carrying any margin stock, as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or otherwise in violation of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

         Section 7.6. Ratio of Funded Debt to Total Capitalization. Permit the ratio of Consolidated Funded Debt to Consolidated Total Capitalization to exceed
 .55 to 1 at any time prior to December 31, 1998 or to exceed .50 to 1 at December 31, 1998 or any time thereafter. This ratio of Consolidated Funded Debt to Consolidated Total Capitalization is sometimes referred to herein as the "Ratio of Debt to Capitalization."

         Section 7.7. Ratio of Funded Debt to Cash Flow. Permit the ratio of Consolidated Funded Debt as of the end of any fiscal quarter to Consolidated Cash Flow for the 12 months ending as of the end of such quarter to exceed 3.0 to 1.


                        ARTICLE VIII - EVENTS OF DEFAULT


         If one or more of the following events of default (each, an "Event of Default" and collectively, the "Events of Default") shall occur:

         Section 8.1. Default shall be made in the payment of any installment of principal or of interest upon the Note or in the payment of any fee now or hereafter owing from the Company to the Bank, when and as the same becomes due and payable, whether at the stated maturity thereof or by acceleration or otherwise and such default shall continue for a period of ten (10) days; or

         Section 8.2. Default shall be made in the due observance or performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days; or

         Section 8.3. Default shall be made in the payment of any principal or interest on any other indebtedness of the Company or any Subsidiary to the Bank, whether now existing or hereafter arising, and such default shall continue for a period of ten (10) days; or

         Section 8.4. A trustee or receiver (other than a custodian described in Section 8.6) shall be appointed for the Company or any Subsidiary or for a substantial part of the properties of the Company or any Subsidiary without the consent of the Company or such Subsidiary and not be discharged within forty-five (45) days; or

         Section 8.5. Any material representation or warranty made by the Company herein or any statement or representation made in any certificate, report or opinion delivered pursuant hereto shall prove to have been incorrect in any material respect when made; or

         Section 8.6. A custodian, other than a trustee, receiver or agent appointed or authorized to take charge of less than substantially all of the property of the Company or any Subsidiary for the purpose of enforcing a lien against such property, is appointed for, or takes possession of any property or assets of, the Company or any Subsidiary; or

         Section 8.7. The Company or any Subsidiary shall be generally not paying its debts as such debts become due, shall become insolvent or unable to meet its obligations as they mature, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, or shall admit in writing its inability to pay its debts as they mature; or

         Section 8.8. Any case in bankruptcy shall be commenced, or any reorganization, arrangement, insolvency or liquidation proceedings shall be instituted, by or against the Company or any Subsidiary, and, if commenced or instituted against it, be consented to by the Company or any Subsidiary or remain undismissed for a period of forty-five (45) days; or

         Section 8.9. Any default shall be made in the performance of any other obligation or obligations incurred in connection with any indebtedness for borrowed money of the Company or any Subsidiary aggregating Five Hundred Thousand Dollars ($500,000) or more, if the effect of such default is to permit the holder of such notes or indebtedness (or a trustee on behalf of such holder) to cause them or it to become due prior to their or its stated maturity, or any such note or indebtedness becomes due prior to its stated maturity or shall not be paid when due; or

         Section 8.10. One or more final judgments for the payment of money aggregating in excess of Two Million Dollars ($2,000,000) which is or are not adequately insured or indemnified against shall be rendered at any time against the Company or any Subsidiary and the same shall remain undischarged for a period of forty-five (45) days during which time execution shall not be effectively stayed; or

         Section 8.11. Any substantial part of the properties of the Company or any Subsidiary shall be sequestered or attached and shall not have been returned to the possession of the Company or such Subsidiary or released from such attachment within forty-five (45) days; or

         Section  8.12.  The  occurrence  of a  Reportable  Event as  defined in
Section 4043 of ERISA which could constitute grounds for termination of any employee benefit plan of the Company or any Subsidiary covered by ERISA by the Pension Benefit Guaranty Corporation or grounds for the appointment by the appropriate United States district court of a trustee to administer any such plan; or

         Section 8.13. Any termination payment shall be due by the Company under any Hedging Agreement and such amount shall not be paid within ten (10) Business Days of the due date thereof; or

     Section 8.14. Any material change shall occur in the management or ownership of the Company that effectively changes the control of the Company; or

         Section 8.15.     The Company shall dissolve or be liquidated,


then, upon the commencement of a case in bankruptcy by the Company or the consent to any such case by the Company, or the entry of any order for relief against the Company in any such case, the Note shall be immediately due and payable, and at any time during the continuance of any other Event of Default, the Bank may, if it deems appropriate, by written notice to the Company declare the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; and/or proceed to enforce payment of the Note and exercise any and all of its rights hereunder, under the Note or otherwise available to the Bank.


                      ARTICLE IX - MISCELLANEOUS PROVISIONS


         Section 9.1. Costs and Expenses. The Company (a) will pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the negotiation and preparation of this Agreement and the Note (whether or not the transactions hereby contemplated shall be consummated), the making of the Loan, any amendment to or modification or waiver of any of the terms hereof, including the reasonable fees and disbursements of counsel for the Bank, and (b) will pay all reasonable out-of-pocket expenses incurred by the Bank in the enforcement of its rights in connection with this Agreement or with the Loan or the Note, including, but not limited to, the reasonable fees and disbursements of counsel for the Bank.

         Section 9.2. Cumulative Rights and No Waiver. Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

         Section 9.3. Amendments, Etc. No amendment of any provision of this Agreement or the Note shall be effective unless it is in writing and signed by the Company and the Bank, and no waiver of any provision of this Agreement or the Note, nor consent to any departure by the Company therefrom, shall be effective unless it is in writing and signed by the Bank. In any event, any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         Section 9.4.      Indemnification of Bank.

         (a) The Company shall indemnify, defend and hold the Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including attorneys' fees and court costs) arising from or in any way related to actual or threatened damage to the environment, agency costs of investigation, personal injury or death or property damage, due to a release or alleged release of Hazardous Materials, arising from the business operations of the Company or any Subsidiary or in the surface or ground water arising from the business operations of the Company or any Subsidiary, or gaseous emissions arising from the business operations of the Company or any Subsidiary or any other condition existing or arising from the business operations of the Company or any Subsidiary resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. The Company further agrees that its indemnity obligations under this paragraph (a) shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Company or any Subsidiary, regardless of whether the Company or such Subsidiary has paid the employee under the workers' compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Company or any Subsidiary, the Bank and any third parties. The obligations of the Company under this Section shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure under any deed of trust, deed to secure debt or mortgage now or hereafter securing the Loan or any part thereof.

         (b) From and at all times after the date of this Agreement, and in addition to all of the Bank's other rights and remedies against the Company, the Company agrees to hold the Bank harmless from, and to indemnify the Bank against all losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenses) incurred by the Bank from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person other than the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any federal or state statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, or the financing transactions contemplated by, this Agreement, the Note and any other Loan Document, or the Bank's furnishing of funds to the Company pursuant to this Agreement; provided, however, that the foregoing indemnification shall not protect the Bank from loss, damage, cost or expense directly attributable to the Bank's misconduct or negligence. All of the foregoing losses, damages, costs and expenses of the Bank shall be payable by the Company upon demand by Bank.

         (c) The undertakings contained in this Section 9.4 are in addition to any contained in any guaranty, security agreement, deed of trust, deed to secure debt, mortgage or other collateral document now or hereafter delivered to or for the benefit of the Bank.

         Section 9.5.      Arbitration.

         (a) General. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Loan Agreement, or the Note (collectively, the "Disputes") between the parties to this Loan Agreement will be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Loan Agreement.

         (b)  Arbitration  Rules.  Arbitration  shall  be  conducted  under  and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Richmond, Virginia. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, in the Commonwealth of Virginia, or if such a person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         (c) Exceptions. Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help or other non-judicial means to exercise or prosecute the following remedies, as applicable: all rights to foreclose against or otherwise realize upon any real or personal property or other security by exercising a power of sale or other rights granted under any of the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale, all rights of self-help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property, obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding, and when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         (d) Limitation on Damages. Each of the parties hereto agrees that it shall not have a remedy of punitive or exemplary damages against any other party hereto in any Dispute and hereby waives any right or claim to punitive or exemplary damages it has now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         Section 9.6. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY, OR EITHER OF THEM, MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO AND THERETO. THIS WAIVER OF JURY TRIAL PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THIS LOAN AGREEMENT AND TO MAKE THE LOAN.

         Section 9.7. Notices. Any notice shall be conclusively deemed to have been received by either party hereto and be effective on the day on which delivered to such party at the address or addresses set forth below (or at such other address as such party shall specify to the other party in writing) or if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at said address:

                  If to the Company:

                           Blessings Corporation
                           200 Enterprise Drive
                           Newport News, Virginia  23603

                           Attn:    Joseph Fernandes
                                    Treasurer

                  If to the Bank:

                           First Union National Bank
                           901 East Cary Street, 2nd Floor
                           Post Office Box 26944
                           Richmond, Virginia  23261

                           Attn:    Douglas T. Davis
                                    Vice President

     Section 9.8. Applicable Law. This Agreement and the Note shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

         Section 9.9. Survivorship. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Bank of the Loan herein contemplated and the execution and delivery to the Bank of the Note and shall continue in full force and effect so long as the Note is outstanding and unpaid. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of the Bank.

     Section 9.10. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         IN WITNESS WHEREOF, Blessings Corporation has caused this Agreement to be executed by its duly authorized officer and First Union National Bank has caused it to be executed by its duly authorized officer all as of the date first above written.


                              BLESSINGS CORPORATION


                              By: /s/Joe Fernandes
                                     Joe Fernandes
                                 Its: Treasurer


                            FIRST UNION NATIONAL BANK


                              By: /s/Joyce L. Barry
                                     Joyce L. Barry
                              Its:   Senior Vice President

                                 LOAN AGREEMENT


                                 By and Between


                         ASPEN INDUSTRIAL, S.A. de C.V.

                                       and

                            FIRST UNION NATIONAL BANK

                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I - DEFINITIONS; ACCOUNTING TERMS....................................1

         Section 1.1.      Definitions.......................................1
         Section 1.2.      Other Terms.......................................8

ARTICLE II - THE LOAN........................................................8

         Section 2.1.      The Loan..........................................8
         Section 2.2.      The Note..........................................8
         Section 2.3.      Payments..........................................9
         Section 2.4.      Payment on Days Other Than Business Days..........9

ARTICLE III - PAYMENT OF INTEREST; FEES; LATE CHARGES........................9

         Section 3.1.      Rate..............................................9
         Section 3.2.      Payments and Computations........................10
         Section 3.3.      Selection of Interest Period.....................11
         Section 3.4.      Number of Tranches...............................11
         Section 3.5.      Late Charge......................................11
         Section 3.6.      Facility Fee.....................................11
         Section 3.7.      LIBOR Provisions.................................11
                  (a)      Increased Costs..................................11
                  (b)      LIBOR Deposits Unavailable.......................12
                  (c)      Changes in Law Rendering a LIBOR Loan Unlawful...12
                  (d)      Certificate......................................14
         Section 3.8.      Increases and Decreases in Interest Rates........14
         Section 3.9.      Optional Prepayments.............................14
         Section 3.10.     Payment of Loss or Out-of-Pocket Expense;
                           Calculation Thereof..............................15
         Section 3.11.     Application of Prepayments.......................16
         Section 3.12.     No Reborrowing...................................16
         Section 3.13.     Taxes............................................16
                  (a)      Payments Fee and Clear...........................16
                  (b)      Stamp and Other Taxes............................17
                  (c)      Indemnity........................................17
                  (d)      Evidence of Payment..............................17
                  (e)      Survival.........................................17

ARTICLE IV - REPRESENTATIONS................................................17

         Section 4.1.      Subsidiaries.....................................18
         Section 4.2.      Good Standing....................................18
         Section 4.3.      Corporate Authority..............................18
         Section 4.4.      Binding Agreements...............................19
         Section 4.5.      Litigation.......................................19
         Section 4.6.      No Conflicting Agreements........................19
         Section 4.7.      Financial Condition..............................20
         Section 4.8.      Disclosure.......................................21
         Section 4.9.      Employee Benefit Pension Plans...................21

ARTICLE V - CONDITIONS OF LENDING...21

         Section 5.1.      Approval of Bank's Counsel.......................21
         Section 5.2.      Unconditional Guaranty...........................22
         Section 5.3.      Compliance.......................................22
         Section 5.4.      Certificate of Secretary of the Company..........22
         Section 5.5.      Certificate of Secretary of the Guarantor........23
         Section 5.6.      Opinion of Counsel...............................23

ARTICLE VI - AFFIRMATIVE COVENANTS..23

         Section 6.1.      Taxes............................................23
         Section 6.2.      Payment of Obligations...........................24
         Section 6.3.      Insurance........................................24
         Section 6.4.      Corporate Existence..............................24
         Section 6.5.      Properties.......................................24
         Section 6.6.      Compliance With Laws.............................25
         Section 6.7.      Notice of Environmental Matters..................25
         Section 6.8.      Year 2000 Compatibility..........................25
         Section 6.9.      Waived Conditions................................26

ARTICLE VII - NEGATIVE COVENANTS............................................26

         Section 7.1.      Mortgages and Pledges............................26
         Section 7.2.      Loans............................................27
         Section 7.3.      Merger, Acquisition or Sale of Assets............27
         Section 7.4.      Sale of Assets...................................28
         Section 7.5.      Use of Proceeds..................................28

ARTICLE VIII - EVENTS OF DEFAULT............................................28


ARTICLE IX - MISCELLANEOUS PROVISIONS.......................................32

         Section 9.1.      Costs and Expenses...............................32
         Section 9.2.      Cumulative Rights and No Waiver..................32
         Section 9.3.      Amendments, Etc..................................32
         Section 9.4.      Indemnification of Bank..........................33
         Section 9.5.      Arbitration......................................35
                  (a)      General..........................................35
                  (b)      Arbitration Rules................................35
                  (c)      Exceptions.......................................36
                  (d)      Limitation on Damages............................36
         Section 9.6.      Waiver of Jury Trial.............................36
         Section 9.7.      Notices..........................................37
         Section 9.8.      Applicable Law...................................38
         Section 9.9.      Survivorship.....................................38
         Section 9.10.     Headings.........................................38

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made as of February 20, 1998, by and between ASPEN INDUSTRIAL, S.A. de C.V. (the "Company"), a corporation organized and existing under the laws of the Republic of Mexico, with its principal office at Calzado de las Armas, Numbre 12, FRACC. Industrial las Armas, 54080 Tlalnepantla Estado de Mexico, and FIRST UNION NATIONAL BANK (the "Bank"), a national banking association with an office at 901 East Cary Street, Richmond, Virginia 23219.

     The Company has applied to the Bank for a term loan in the amount of Nine Million Two Hundred Fifty Thousand United States Dollars (US$9,250,000), the proceeds of which will be used together with other funds to finance the acquisition by the Company of the remaining 40% ownership interest in Nacional de Envases Plasticos, S.A. de C.V., Hermes Industrial, S.A. de C.V., Mexicana D. Tintas, S.A. de C.V., Plastihul, S.A. de C.V., and Servicios Profesionales Vigo, S.C. (collectively, "NEPSA"). The Bank is willing to make a loan to the Company upon the terms and conditions hereinafter set forth.

         ACCORDINGLY, the Company and the Bank agree as follows:


                    ARTICLE X - DEFINITIONS; ACCOUNTING TERMS


         Section 10.1......Definitions. As used in this Agreement, the following terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

         "Agreement" means this Loan Agreement, as it may be amended from time to time by written agreement as herein provided.

         "Applicable LIBOR Margin" means 0.60% through August 20, 1998. Thereafter, Applicable LIBOR Margin for each fiscal quarter means the margin amount expressed as a percentage shown by the following table using for the purposes hereof the Ratio of Debt to Capitalization as of the last day of the preceding fiscal quarter.

     Ratio of Debt to Capitalization                 Applicable LIBOR Margin

          Less than .25 to 1                                     0.60%
          .25 - .40 to 1                                         0.70%
          Greater than .40 to 1                                  0.80%

If an Event of Default shall have occurred and not been waived by the Bank, the Applicable LIBOR Margin will be 3%.
         "Applicable Prime Rate Margin" means -1.90% through August 20, 1998. Thereafter, Applicable Prime Rate Margin for each fiscal quarter means the margin amount expressed as a percentage shown by the following table using for the purposes hereof the Ratio of Debt to Capitalization as of the last day of the preceding fiscal quarter.

     Ratio of Debt to Capitalization            Applicable Prime Rate Margin

          Less than .25 to 1                                     - 1.90%
          .25 - .40 to 1                                         - 1.80%
          Greater than .40 to 1                                  - 1.70%


If an Event of Default shall have occurred and not been waived by the Bank, the Applicable Prime Rate Margin will be 0.5%.
         "Bank" shall have the meaning ascribed thereto on the first page of this Agreement.

         "Blessings Agreement" means the Loan Agreement of even date herewith between Blessings Corporation and the Bank.

         "Business Day" means any day, other than a Saturday, Sunday or public holiday or the equivalent, on which dealings are carried on in the London interbank market and commercial banks are open for business and are not required or authorized to close in New York, New York, or Richmond, Virginia.

         "Company" shall have the meaning ascribed thereto on the first page of this Agreement.

         "Default" means any event or condition which with the giving of notice or passage of time, or both, would constitute an Event of Default.

         "Environmental Laws" means all federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and any materials present on any property owned or operated by the Company or any Subsidiary which have been shown to have significant adverse effects on human health or which are subject to regulation under any applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances, which shall include, but not be limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints, in the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on a loan bearing interest at a rate based on LIBOR is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of any lender to United States residents).

  "Event of Default" means any of the Events of Default provided in Section 8.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means the United States, any state or other political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "Guarantor" shall have the meaning set forth in Section 5.2.

         "Hazardous Materials" shall mean all materials defined as hazardous wastes or substances under any applicable state and federal Environmental Laws and petroleum, petroleum products, oil and asbestos.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company under this Agreement or any other indebtedness, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.

         "Interest Period" means the period beginning on the date the Loan is made and ending one (1), three (3) or six (6) months thereafter, as the Company may elect; provided that (a) each successive Interest Period shall commence on the date on which the next preceding Interest Period expires; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (d) no Interest Period shall extend beyond the maturity date of the Loan; and (e) Interest
Periods with respect to the Loan shall be selected by the Company so as to permit the Company to make the scheduled principal payments of the Loan under
Section 2.2 without the payment of any amounts pursuant to Section 3.10.

         "Interest Rate Options" means (a) a rate based on the LIBOR Rate, (b) a rate based on the LIBOR Market Index Rate, and (c) a rate based on the Prime Rate.

         "LIBOR" means, for the Interest Period applicable thereto, the rate for deposits in United States dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time), two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Bank, dollar deposits in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. (London time), two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period applicable thereto.

         "LIBOR Market Index Rate" means, for any day, the rate (rounded to the next higher 1/100 of 1%) for one-month U.S. dollar deposits as reported on Telerate Page 3750 as of 11:00 a.m. (London time) for such day, provided if such day is not a Business Day, the immediately preceding Business Day (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

         "LIBOR Rate" means, with respect to any Interest Period, an interest rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) determined by the Bank pursuant to the following formula:

                  LIBOR Rate        =                         LIBOR
                                        1.00 - Eurodollar Reserve Percentage

         "Loan" shall have the meaning set forth in Section 2.1.

         "Loan Documents" means, collectively, this Agreement, the Note, the Guaranty and each other document, instrument or agreement now or hereafter executed by the Guarantor, the Company or any other Subsidiary of the Guarantor in connection with this Agreement or otherwise to secure the payment of the Loan.

         "NEPSA" shall have the meaning ascribed thereto on the first page of this Agreement.

         "Note" shall have the meaning set forth in Section 2.2.

         "Person"  means  an  individual,   partnership,   corporation,  limited
liability  company,  association,   trust,  unincorporated  organization,  or  a
government or agency or political subdivision thereof.

         "Prime Rate" shall be that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by the Bank. Bank lends at rates both above and below Bank's Prime Rate, and Company acknowledges that Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank. Any change of interest resulting from a change in the Prime Rate shall be effective on the effective date of each change therein.

         "Ratio of Debt to Capitalization" has the meaning set forth in
           Section 3.5 of the Unconditional Guaranty.

   "Reportable Event" has the meaning specified therefor in Title IV of ERISA.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Tranches" shall mean a portion of the Loan which bears interest at an interest rate based on LIBOR fixed under the terms hereof for a specified Interest Period.

         "Unconditional Guaranty" has the meaning set forth in Section 5.2.

         Section  10.2.  Other  Terms.  Each  definition  of a document  in this
Article I shall include such document as modified, amended or supplemented from time to time and, except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where restricted, a reference to a party to a document includes that party and its successors and assigns. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP.


                              ARTICLE XI - THE LOAN


         Section 11.1. The Loan. The Bank agrees subject to the terms and conditions contained herein to make a loan (the "Loan") to the Company on or before February 27, 1998, in the principal amount of Nine Million Two Hundred Fifty Thousand United States Dollars (US$9,250,000). The Bank shall make the Loan by crediting the amount hereof to the general deposit account of the Company maintained with the Bank.

         Section 11.2. The Note. The obligation of the Company to repay the Loan shall be evidenced by the Company's Promissory Note (the "Note") payable to the order of the Bank at its office at 901 East Cary Street, Richmond, Virginia, or such other place as the noteholder may from time to time designate in writing, in the principal amount of Nine Million Two Hundred Fifty Thousand United States Dollars (US$9,250,000), in substantially the form of Exhibit A attached hereto with the blanks therein appropriately completed, dated as of the date the Loan is made and payable in quarterly installments as herein provided. On April 15, 1998, and on July 15, 1998, interest only will be payable. On October 15, 1998, and on each January 15, April 15, July 15, and October 15 thereafter to and including April 15, 2006, the Company will pay a principal installment in the amount of Two Hundred Eighty-Nine Thousand Sixty-Two and 51/100 Dollars ($289,062.51). On July 15, 2006, the entire unpaid principal balance and all accrued interest will be due and payable. On each date on which an installment of principal is due, the Company will also pay accrued interest. The Note shall bear interest as provided in Article III of this Agreement.

         Section 11.3. Payments. The disbursement of the Loan hereunder and each payment of the principal of and interest on the Note shall be made in United States Dollars in federal or other immediately available funds. For purposes of this provision, collected funds on deposit with the Bank are immediately available funds.

         Section 11.4. Payment on Days Other Than Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Business Day, except as provided in the definition of Interest Period, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest to be paid on such date.


              ARTICLE XII - PAYMENT OF INTEREST; FEES; LATE CHARGES


         Section 12.1. Selection of Interest Rate Option. At the option of the Company, the Loan or any portion thereof shall bear interest (a) at a rate per annum equal to the LIBOR Rate plus the Applicable LIBOR Margin, (b) at a rate per annum equal to the LIBOR Market Index Rate plus the Applicable LIBOR Margin, or (c) at a rate per annum equal to the Prime Rate plus or minus, as the case may be, the Applicable Prime Rate Margin. The amount of the Loan bearing interest at a rate based on the LIBOR Rate for any Interest Period will be not less than Five Hundred Thousand Dollars ($500,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof, or the aggregate unpaid principal balance of the Loan. As of the date the Loan is funded, the Company may select any of the Interest Rate Options. On any Business Day, upon not less than three (3) Business Days' prior notice, the Company may elect to have any portion of the Loan which is then bearing interest at a rate based on the Prime Rate or the LIBOR Market Index Rate, bear interest at a rate based on the LIBOR Rate. As of the last day of the applicable Interest Period, the Company may elect to have any portion of the Loan then bearing interest at a rate based on the LIBOR Rate, bear interest at a rate based on the LIBOR Market Index Rate or the Prime Rate. If the Company does not select an Interest Rate Option, the Loan will bear interest at a rate based on the LIBOR Market Index Rate.

         Section 12.2. Payments and Computations. Each payment on the Note shall be made not later than 2:00 p.m. (Eastern Time) on the day when due, in lawful money of the United States of America and in federal or other immediately available funds, by payment of such funds to the Bank at its office at 901 East Cary Street, Richmond, Virginia or such other place as the Bank may designate in writing. Amounts received after 2:00 p.m. (Eastern Time) on any day shall be deemed received on the next succeeding Business Day. If an Event of Default has occurred and is continuing, the Company hereby authorizes the Bank to, and the Bank may, charge from time to time against any account or accounts maintained by the Company with the Bank any amount due in respect of principal of or interest on the Note. Whenever any payment to be made on the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. Interest on the Loan shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         Section 12.3. Selection of Interest Period. If all or any portion of the Loan bears interest at a rate based on the LIBOR Rate, not later than three
(3) Business Days prior to the end of each Interest Period, the Company will notify the Bank of the length of the succeeding Interest Period. Such notification shall be in writing or by telephone promptly confirmed in writing. If the Company fails to give such notice within such time, the succeeding Interest Period shall be one month.

         Section 12.4. Number of Tranches. There shall not be more than three (3) tranches outstanding at any time.

         Section 12.5. Late Charge. If any installment is not paid within seven (7) days of its scheduled payment date the Company will pay the Bank a late charge of three percent (3%) of the amount of the installment.

         Section 12.6. Facility Fee. If the Loan is not prepaid in full within seven (7) months of the date the Loan is funded, the Company will pay the Bank on October 15, 1998 a facility fee of Twenty-Three Thousand One Hundred Twenty-Five United States Dollars (US$23,125).

         Section 12.7.     LIBOR Provisions.

         (a) Increased Costs. If either (i) the introduction of or any change by any central bank or other Governmental Authority (whether or not having the force of law) (including, without limitation, any change by way of imposition or increase of reserve requirements other than those included in the computation of LIBOR but excluding any income tax on the overall income of the Bank) in or in the interpretation of any law or regulation by any central bank or other Governmental Authority (whether or not having the force of law), or (ii) the compliance by the Bank with any guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall result in any actual increase in the cost to the Bank of maintaining the Loan or reduce the amount receivable by the Bank on the Loan, the Company shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such increased cost actually incurred or reduction in amount actually received. A certificate in reasonable detail as to the amount of such increased cost or reduction in amount received and method of calculation shall be submitted to the Company by the Bank and shall be conclusive (absent manifest error).

         (b) LIBOR Deposits Unavailable. If before the beginning of any Interest Period, by reason of circumstances affecting the London interbank market generally, deposits in dollars are not being offered to the Bank, the Bank shall forthwith give notice thereof to the Company, whereupon (unless the Company and the Bank shall have agreed on an alternative method of determining the interest rate for the Loan) (a) the obligation of the Bank to have the Loan bear interest at a rate based on LIBOR shall be suspended and (b) at the expiration of any applicable Interest Period the Loan shall bear interest at a rate based on the Prime Rate.

         (c) Changes in Law Rendering a LIBOR Loan Unlawful. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any
Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline or directive (whether or not having the force of law) of any such Governmental Authority, shall make it unlawful or impossible for the Bank to maintain the Loan bearing interest at a rate based on LIBOR, the Bank shall promptly notify the Company. Upon such notice (i) if the Bank may lawfully continue to maintain the Loan while it bears interest at a rate based on LIBOR to such day or days, on the last day of each then current Interest Period, the portion of the Loan bearing interest at a rate determined using such Interest Period shall immediately begin to bear interest at a rate based on the Prime Rate, or as may be otherwise agreed to by the Company and the Bank, and (ii) if the Bank may not lawfully continue to maintain the Loan while it bears interest at a rate based on LIBOR to such day or days, the Loan shall immediately begin to bear interest at a rate based on the Prime Rate or as may be otherwise agreed to by the Company and the Bank. If while the Loan bears interest at a rate based on LIBOR, the interest rate is changed to a rate based on the Prime Rate pursuant to clause (ii) of this Subsection 3.7 (c) on a day other than the last day of such Interest Period, the Company will reimburse the Bank, on demand, in an amount equal to the excess of (i) the interest that would have been received by the Bank from the Company on the amount which had been so bearing interest at a rate based on LIBOR during the remaining portion of the Interest Period in question had it continued to bear interest at a rate so based on LIBOR over (ii) the amount of interest which would have accrued on such funds if the Bank had placed such funds on deposit with a prime bank in the London interbank borrowing market from the date of such prepayment until the end of such Interest Period, discounted in each case to the present value using the interest rate then existing on U.S. Treasury obligations maturing as of the end of such Interest Period, as reasonably determined by the Bank. A certificate in reasonable detail setting forth the calculation of such loss or expense, including the amount and method of calculation, shall be submitted to the Company by the Bank and, in the absence of manifest error, shall be conclusive.

         (d) Certificate. The Bank shall furnish to the Company upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Section 3.7 giving rise to a change in LIBOR and the assumptions underlying such computations.

         Section 12.8. Increases and Decreases in Interest Rates. Interest shall be computed by the Bank using any adjustment required to be made under the definitions of Applicable LIBOR Margin or Applicable Prime Rate Margin, or both, as applicable, based on the most recent financial statement the Guarantor has provided to the Bank and shall be paid by the Company based on such computations. If it is thereafter determined that the interest rate or rates on the Loan are to be adjusted upward or downward under the provisions of such definitions, or either of them, the interest rate or rates on the Loan from and after the first day of the calendar quarter beginning immediately after the Bank has received such financial statement shall be increased or decreased based on the most recent financial statement of the Guarantor which the Bank had received showing the Ratio of Debt to Capitalization.

         Section 12.9. Optional Prepayments. On the last day of any Interest Period, the Company shall have the right without premium or penalty to prepay all or any portion of the Loan which bears interest at a rate based on LIBOR determined using such Interest Period. At any time and from time to time the Company shall have the right without premium or penalty to prepay all or any portion of the Loan which bears interest at a rate based on the LIBOR Market Index Rate or the Prime Rate. The Company may prepay all or any part of the Loan which bears interest at a rate based on the LIBOR Rate at any time and from time to time other than the last day of the Interest Period used in determining such interest rate provided that at the time of such prepayment the Company reimburses the Bank for any loss or out-of-pocket expense incurred by such Lender in connection with such prepayment, computed in accordance with the provisions of Section 3.10.

         Section 12.10. Payment of Loss or Out-of-Pocket Expense; Calculation Thereof. The Company will promptly reimburse the Bank for any loss or out-of-pocket expense incurred by the Bank as provided in Section 3.7(c) and
Section 3.9 and will reimburse the Bank for any loss or out-of-pocket expense resulting from the payment of any installment on the Loan on a day other than the last day of an Interest Period, to which the principal amount of such installment is applicable, unless a portion of the Loan which is not less than the principal amount of such installment is then bearing interest at a rate based on the LIBOR Market Index Rate or the Prime Rate. The loss or out-of-pocket expense resulting from a payment or prepayment of the Loan or portion thereof while it bears interest at a rate based on the LIBOR Rate on a day other than the last day of an Interest Period to which the amount of such prepayment is applicable shall be an amount equal to the excess of (i) the interest that would have been received from the Company on the amount so reemployed during the remaining portion of the Interest Period in question had the Company not prepaid the Loan or such portion without giving effect to the provisions of Section 3.7 over (ii) the amount of interest which would have accrued on such funds if the Bank had placed such funds on deposit with a prime bank in the London interbank market from the date of such prepayment until the end of such Interest Period plus the Applicable LIBOR Margin then in effect for such period, determined as of the time of such prepayment using an assumed Interest Period which commences on the date of prepayment and ends on the last day of the originally scheduled Interest Period, discounted in each case to the present value using the interest rate then existing on U.S. Treasury obligations maturing as of the end of such Interest Period, as reasonably determined by the Bank. A certificate in reasonable detail setting forth the calculation of such loss or expense, including the amount and method of calculation, shall be submitted to the Company by the Bank and, in the absence of manifest error, shall be conclusive.

     Section 12.11. Application of Prepayments. Each optional prepayment shall be applied to the installments of principal payable on the Note in the inverse order of their maturity.

     Section 12.12. No Reborrowing. Amounts prepaid on the Loan may not be reborrowed.

         Section 12.13.    Taxes.

         (a) Payments Free and Clear. Any and all payments by the Company hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding (i) income and franchise taxes imposed by the jurisdiction under the laws of which the Bank is organized or is or should be qualified to do business or any political subdivision thereof and (ii) income and franchise taxes imposed by the jurisdiction in which the Loan is made or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13) the Bank receives an amount equal to the amount it would have received had no such deductions been made, (B) the Company shall make such deductions, (C) the Company shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Company shall deliver to the Bank evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 3.13(d).

         (b) Stamp and Other Taxes. In addition, the Company shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loan, the Note, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Company shall indemnify Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.13 paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty
(30) days from the date the Bank makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Company shall furnish to the Bank, at its address referred to in Section 9.7, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Bank.

         (e) Survival. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.13 shall survive the payment in full of the Note.


                         ARTICLE XIII - REPRESENTATIONS


         The Company represents and warrants to the Bank that:

         Section 13.1. Subsidiaries. The Company has the following subsidiaries and none others.

Nacional de Envases Plasticos, S.A. de C.V.
Mexicana de Tintas, S.A. de C.V.
Plastihul, S.A. de C.V.
Hermes Industrial, S.A. de C.V.
Servicios Profesionales Vigo, S.C.

         Section 13.2. Good Standing. Each of the Company and its Subsidiaries and the Guarantor is a corporation organized and existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary and in which the failure so to qualify would have a material adverse effect on the financial condition or operations of the Company or such Subsidiary or the Guarantor, as the case may be.

         Section 13.3. Corporate Authority. The Company has full corporate power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Note and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. Notwithstanding no consent or approval of shareholders or consent of, notice to or filing with any public authority is required by the Company as a condition to the validity of this Agreement or the Note, the shareholders of the Company resolved to authorize the execution of said documents as mentioned in Section 5.4 hereunder. The Guarantor has full corporate power and authority to execute and deliver the Unconditional Guaranty and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or consent or approval of, notice to or filing with any public authority is required as a condition to the validity of this Agreement, the Note or the Unconditional Guaranty.

         Section 13.4. Binding Agreements. This Agreement constitutes, and the Note when issued and delivered pursuant hereto for value received will constitute, the valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and similar laws relating to the enforcement of creditors' rights generally and by equitable principles, regardless of whether such enforcement is sought in equity or at law. The Unconditional Guaranty when executed and delivered will constitute the valid and binding obligation of the Guarantor enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and similar laws relating to the enforcement of creditors' rights generally and by equitable principles, regardless of whether such enforcement is sought in equity or at law.

         Section 13.5. Litigation. There are no proceedings pending or, so far as the officers of the Company know, threatened before any court or administrative agency that, in the opinion of the officers of the Company, will materially adversely affect the financial condition or operations of the Guarantor or any of its Subsidiaries.

         Section 13.6. No Conflicting Agreements. There is no provision of the charter or bylaws of the Company, no provision of any existing mortgage or indenture binding on the Company or affecting its properties and no provision of any contract or agreement binding on the Company or affecting its properties that would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement or the Note. There is no provision of the charter or bylaws of the Guarantor, no provision of any existing mortgage or indenture binding on the Guarantor or affecting its properties and no provision of any contract or agreement binding on the Guarantor or affecting its properties that would conflict with or in any way prevent the execution, delivery or carrying out of the terms of the Unconditional Guaranty.

         Section 13.7. Financial Condition. The consolidated balance sheet of the Guarantor and its Subsidiaries as of December 31, 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows for the period then ended certified by Deloitte & Touche LLP, heretofore delivered to the Bank, are complete and correct and fairly present the financial condition of the Guarantor and its Subsidiaries and the results of their operations and cash flows as of the date and for the period referred to therein and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of the Guarantor and its Subsidiaries as of the date of such balance sheet that are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Guarantor and its Subsidiaries since the date of said balance sheet, and there has been no other material adverse change in the Guarantor and its Subsidiaries. The unaudited balance sheet of the Guarantor and its Subsidiaries as of September 30, 1997, and the related unaudited consolidated statement of earnings for the nine-month period then ended previously delivered to the Bank are complete and correct and fairly present the financial condition of the Guarantor and its Subsidiaries and the results of their operations as of the date and for the periods referred to therein and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of the Guarantor and its Subsidiaries as of the date of such balance sheet that are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Guarantor and its Subsidiaries since the date of said balance sheet, and there has been no other material adverse change in the Guarantor and its Subsidiaries.

         Section 13.8. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Bank in writing by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or when taken together omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         Section 13.9. Employee Benefit Pension Plans. No fact, including, but not limited to, any Reportable Event, exists in connection with any employee benefit plan of the Company or any of its subsidiaries covered by ERISA (including any plan of any member of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with the Company or any of its subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended, which might constitute grounds for the termination of any such plan by the Pension Benefit Guaranty Corporation or for the appointment of any trustee to administer any such plan by the appropriate United States district court.


                       ARTICLE XIV - CONDITIONS OF LENDING


         The obligation of the Bank to make the Loan is subject to the following conditions precedent:

         Section 14.1. Approval of Bank's Counsel. All legal matters incident to the Loan, including, without limitation, all documents and opinions, shall be reasonably satisfactory to counsel for the Bank.

     Section 14.2. Unconditional Guaranty. Blessings Corporation (the "Guarantor") shall have executed and delivered to the Bank an Unconditional Guaranty (the "Unconditional Guaranty") substantially in the form of Exhibit B attached hereto.

         Section 14.3. Compliance. At the time the Loan is made, (i) the Company shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement that are applicable to it, (ii) there shall exist no Default or Event of Default, (iii) the representations and warranties contained in Article IV of this Agreement shall, except to the extent that they relate solely to an earlier date, be true with the same effect as though such representations and warranties had been made at the time of the making of the Loan and after giving effect to the Loan, and (iv) the Guarantor shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Unconditional Guaranty that are applicable to it. The borrowing of the Loan shall be deemed a representation that each of the conditions set forth in this Section 5.3 has been satisfied.

         Section 14.4. Certificate of Secretary of the Company. The Bank shall have received a certificate of the secretary or assistant secretary of the Company certifying that attached thereto is a true and complete copy of the notarial instrument of incorporation of the Company, which evidences its bylaws and all amendments thereto, as in effect on the date of such certification; and the copy of the Certificate of Record issued by the Public Registry of Commerce office of the corporate domicile of the Company, which evidences that said notarial instrument is duly registered in said Registry; that attached thereto is a true and complete copy of resolutions duly adopted by the General Shareholders Meeting of the Company authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the Note; and as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement or the Note.

         Section 14.5. Certificate of Secretary of the Guarantor. The Bank shall have received a certificate of the secretary or assistant secretary of the Guarantor certifying that attached thereto is a true and complete copy of the certificate of incorporation of the Guarantor and all amendments thereto, certified as of a recent date by the Secretary of State of Delaware; that attached thereto is a true and complete copy of the bylaws of the Guarantor as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the
Unconditional Guaranty; and as to the incumbency and genuineness of the signature of the officer of the Guarantor executing the Unconditional Guaranty.

         Section 14.6. Opinion of Counsel. The Bank shall have received a favorable written opinion of counsel for the Guarantor and the Company dated as of the date the Loan is made, which opinion shall address all matters referred to in Article IV of this Agreement, except Sections 4.7, 4.8 and 4.9.


                       ARTICLE XV - AFFIRMATIVE COVENANTS


         So long as the Company may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Company hereunder, other than those arising pursuant to Section 9.4, the Company will:

         Section 15.1. Taxes. Pay and discharge and cause each of its Subsidiaries to pay and discharge all taxes, assessments and governmental charges upon them, their respective income and their respective properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes, assessments and governmental charges shall be contested by it or a Subsidiary in good faith and by appropriate proceedings, and the Company or such Subsidiary shall have set aside on its books adequate reserves with respect to any such tax, assessment or charge so contested.

         Section 15.2. Payment of Obligations. Pay and discharge and cause each of its Subsidiaries to pay and discharge at or before their maturity all their respective indebtedness and other obligations and liabilities, except when the same may be contested in good faith and by appropriate proceedings, and the Company or such Subsidiary shall have set aside on its books adequate reserves with respect to any such obligation or liability.

     Section 15.3. Insurance. Maintain insurance with responsible companies satisfactory to the Bank in such amounts and against such risks as is customarily carried by owners of similar businesses and property and cause each of its Subsidiaries so to do.

     Section 15.4. Corporate Existence. Maintain its corporate existence in good standing and cause each of its Subsidiaries so to do.

         Section 15.5. Properties. Maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and efficiently conducted at all times, and permit the Bank and its agents to enter upon and inspect such properties during normal business hours with prior reasonable notice and cause each Subsidiary so to do, provided that nothing contained herein shall prevent the Company or a Subsidiary from selling or otherwise disposing of any such property if such property is no longer material to the business of the Company or such Subsidiary.

         Section 15.6. Compliance With Laws. Comply and cause each Subsidiary to comply in good faith in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority having jurisdiction over it, including, without limitation, those laws, rules, regulations and orders relating to the environment.

         Section 15.7. Notice of Environmental Matters. Immediately advise the Bank in writing of (a) any and all enforcement, cleanup (other than cleanup occurring in the ordinary course of business), remedial, removal or other governmental or regulatory actions instituted, completed or, to the knowledge of the Company or any Subsidiary, threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials affecting the business operations of the Company or any Subsidiary, and (b) all claims made or, to the knowledge of the Company or any Subsidiary, threatened by any third party against the Company or any Subsidiary relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials and immediately notify Bank of any remedial action taken by the Company or any Subsidiary in response to any such action or claim or threatened action or claim with respect to the business operations of the Company or any Subsidiary.

         Section 15.8. Year 2000 Compatibility. Take all action necessary to assure that Company's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Bank, the Company shall provide the Bank assurance acceptable to Bank of Company's Year 2000 compatibility.

     Section  15.9.  Waived  Conditions.   If  the  Bank  waives  any  condition
hereunder, unless the Bank expressly agrees otherwise, promptly satisfy such condition and provide the Bank with evidence of its satisfaction.


                        ARTICLE XVI - NEGATIVE COVENANTS


         So long as the Company may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Company hereunder, other than those arising pursuant to Section 9.4, without the prior written consent of the Bank, the Company will not:

         Section 16.1. Mortgages and Pledges. Create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired or permit any Subsidiary so to do, except (i) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings; (ii) liens in connection with worker's compensation, unemployment insurance or other social security obligations; (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety or appeal bonds, and other obligations of like nature arising in the ordinary course of business; (iv) mechanic's, workman's, materialman's, landlord's, carrier's or other like liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith; (v) mortgages, pledges, liens and encumbrances in favor of the Bank; (vi) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in the title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of its business or the business of the Subsidiary which owns such property, or the value of such property for the purposes of such business; (vii) any mortgage, encumbrance or other lien upon, or security interest in, any property hereafter acquired by the Company or a Subsidiary created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, encumbrance or lien upon, or security interest in, any such property hereafter acquired existing at the time of such acquisition, or the acquisition of any such property subject to any mortgage, encumbrance or other lien or security interest without the assumption thereof, provided that each such mortgage, encumbrance, lien or security interest shall attach only to the property so acquired and fixed improvements thereon; and
(viii) other liens and security interests provided the aggregate amount secured by all such liens and security interests on assets of the Guarantor and its
Subsidiaries does not exceed Five Million Dollars ($5,000,000). Nothing contained in this Section 7.1 shall prohibit the Company or any Subsidiary from entering into any lease required to be capitalized by GAAP in accordance with the Financial Accounting Standards Board Statement No. 13 (Accounting for Leases) in effect on June 1, 1993, provided such lease is not otherwise prohibited by the terms of this Agreement.

     Section 16.2. Loans. Make loans or advances to any Person, except in the normal course of business or permit any Subsidiary so to do.

         Section 16.3. Merger, Acquisition or Sale of Assets. Enter into any merger or consolidation with, acquire more than 50% of the voting stock or voting power of, or acquire all or substantially all of the assets of, any person, firm, joint venture or corporation, or permit any Subsidiary so to do, but nothing contained herein shall prohibit the merger of any corporation or entity into the Company, the sale, transfer or lease of assets of any Subsidiary to the Company, or the merger of any Subsidiary into any wholly-owned Subsidiary if in each case, after giving effect to each such transaction, no Default or Event of Default shall have occurred and be continuing, the Company shall be in compliance with all of the terms of this Agreement, and the management of the Company shall be substantially unchanged, and nothing contained herein shall prohibit the acquisition of the capital stock of NEPSA.

     Section 16.4. Sale of Assets. Sell, transfer or otherwise dispose of five percent (5%) or more of the assets of the Company and its Subsidiaries, determined on a consolidated basis, in any fiscal year of the Company.

         Section 16.5. Use of Proceeds. Use all or any part of the proceeds of the Loan for the purpose of purchasing or carrying any margin stock, as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or otherwise in violation of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.


                        ARTICLE XVII - EVENTS OF DEFAULT


         If one or more of the following events of default (each, an "Event of Default" and collectively, the "Events of Default") shall occur:

         Section 17.1. Default shall be made in the payment of any installment of principal or of interest upon the Note or in the payment of any fee now or hereafter owing from the Company to the Bank, when and as the same becomes due and payable, whether at the stated maturity thereof or by acceleration or otherwise and such default shall continue for a period of ten (10) days; or

         Section 17.2. Default shall be made in the due observance or performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days; or

         Section 17.3. Default shall be made in the payment of any principal or interest on any other indebtedness of the Guarantor, the Company or any other Subsidiary of the Guarantor to the Bank, whether now existing or hereafter arising, and such default shall continue for a period of ten (10) days; or

         Section 17.4. Default shall be made in the due observance or performance of any term, covenant or agreement contained in the Blessings Agreement and such default shall continue unremedied for a period of thirty (30) days; or

         Section 17.5. Default shall be made in the due observance or performance of any term, covenant or agreement contained in the Unconditional Guaranty and such default shall continue unremedied for a period of thirty (30) days; or

         Section 17.6. A trustee or receiver (other than a custodian described in Section 8.8) shall be appointed for the Guarantor, the Company or any other Subsidiary of the Guarantor or for a substantial part of the properties of the Guarantor, the Company or any other Subsidiary of the Guarantor without the consent of the Guarantor, the Company or such Subsidiary and not be discharged within forty-five (45) days; or

         Section 17.7. Any material representation or warranty made by the Company herein or by the Guarantor in the Blessings Agreement or any statement or representation made in any certificate, report or opinion delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made; or

         Section 17.8. A custodian, other than a trustee, receiver or agent appointed or authorized to take charge of less than substantially all of the property of the Guarantor, the Company or any other Subsidiary of the Guarantor for the purpose of enforcing a lien against such property, is appointed for, or takes possession of any property or assets of, the Guarantor, the Company or any other Subsidiary of the Guarantor; or

         Section 17.9. The Guarantor, the Company or any other Subsidiary of the Guarantor shall be generally not paying its debts as such debts become due, shall become insolvent or unable to meet its obligations as they mature, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, or shall admit in writing its inability to pay its debts as they mature; or

         Section 17.10. Any case in bankruptcy shall be commenced, or any reorganization, arrangement, insolvency or liquidation proceedings shall be instituted, by or against the Guarantor, the Company or any other Subsidiary of the Guarantor, and, if commenced or instituted against it, be consented to by the Guarantor, the Company or such other Subsidiary or remain undismissed for a period of forty-five (45) days; or

         Section 17.11. Any default shall be made in the performance of any other obligation or obligations incurred in connection with any indebtedness for borrowed money of the Guarantor, the Company or any other Subsidiary of the Guarantor aggregating Two Million Dollars ($2,000,000) or more, if the effect of such default is to permit the holder of such notes or indebtedness (or a trustee on behalf of such holder) to cause them or it to become due prior to their or its stated maturity, or any such note or indebtedness becomes due prior to its stated maturity or shall not be paid when due; or

         Section 17.12. One or more final judgments for the payment of money aggregating in excess of Five Hundred Thousand Dollars ($500,000) which is or are not adequately insured or indemnified against shall be rendered at any time against the Guarantor, the Company or any other Subsidiary of the Guarantor and the same shall remain undischarged for a period of forty-five (45) days during which time execution shall not be effectively stayed; or

         Section 17.13. Any substantial part of the properties of the Guarantor, the Company or any other Subsidiary of the Guarantor shall be sequestered or attached and shall not have been returned to the possession of the Guarantor, the Company or such other Subsidiary or released from such attachment within forty-five (45) days; or

         Section  17.14.  The  occurrence  of a  Reportable  Event as defined in
Section 4043 of ERISA which could constitute grounds for termination of any employee benefit plan of the Company or any Subsidiary covered by ERISA by the Pension Benefit Guaranty Corporation or grounds for the appointment by the appropriate United States district court of a trustee to administer any such plan; or

         Section 17.15. Any termination payment shall be due by the Company under any Hedging Agreement and such amount shall not be paid within ten (10) Business Days of the due date thereof; or

     Section 17.16. Any material change shall occur in the management or ownership of the Company that effectively changes the control of the Company; or

     Section 17.17. Any other Event of Default (as defined in the Blessings Agreement) shall occur and be continuing; or

         Section 17.18.    The Company shall dissolve or be liquidated,


then, upon the commencement of a case in bankruptcy by the Guarantor or the Company or the consent to any such case by the Guarantor or the Company, or the entry of any order for relief against the Guarantor or the Company in any such case, the Note shall be immediately due and payable, and at any time during the continuance of any other Event of Default, the Bank may, if it deems appropriate, by written notice to the Company declare the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; and/or proceed to enforce payment of the Note and exercise any and all of its rights hereunder, under the Note or otherwise available to the Bank.


                    ARTICLE XVIII - MISCELLANEOUS PROVISIONS


         Section 18.1. Costs and Expenses. The Company (a) will pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the negotiation and preparation of this Agreement and the Note (whether or not the transactions hereby contemplated shall be consummated), the making of the Loan, any amendment to or modification or waiver of any of the terms hereof or the Unconditional Guaranty, including the reasonable fees and disbursements of counsel for the Bank, and (b) will pay all reasonable out-of-pocket expenses incurred by the Bank in the enforcement of its rights in connection with this Agreement or with the Loan or the Note, including, but not limited to, the reasonable fees and disbursements of counsel for the Bank.

         Section 18.2. Cumulative Rights and No Waiver. Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

         Section 18.3. Amendments, Etc. No amendment of any provision of this Agreement or the Note shall be effective unless it is in writing and signed by the Company and the Bank, and no waiver of any provision of this Agreement or the Note, nor consent to any departure by the Company therefrom, shall be effective unless it is in writing and signed by the Bank. In any event, any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         Section 18.4.     Indemnification of Bank.

         (a) The Company shall indemnify, defend and hold the Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including attorneys' fees and court costs) arising from or in any way related to actual or threatened damage to the environment, agency costs of investigation, personal injury or death or property damage, due to a release or alleged release of Hazardous Materials, arising from the business operations of the Company or any Subsidiary or in the surface or ground water arising from the business operations of the Company or any Subsidiary, or gaseous emissions arising from the business operations of the Company or any Subsidiary or any other condition existing or arising from the business operations of the Company or any Subsidiary resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. The Company further agrees that its indemnity obligations under this paragraph (a) shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Company or any Subsidiary, regardless of whether the Company or such Subsidiary has paid the employee under the workers' compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Company or any Subsidiary, the Bank and any third parties. The obligations of the Company under this Section shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure under any deed of trust, deed to secure debt or mortgage now or hereafter securing the Loan or any part thereof.

         (b) From and at all times after the date of this Agreement, and in addition to all of the Bank's other rights and remedies against the Company, the Company agrees to hold the Bank harmless from, and to indemnify the Bank against all losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenses) incurred by the Bank from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person other than the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any federal or state statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, or the financing transactions contemplated by, this Agreement, the Note and any other Loan Document, or the Bank's furnishing of funds to the Company pursuant to this Agreement; provided, however, that the foregoing indemnification shall not protect the Bank from loss, damage, cost or expense directly attributable to the Bank's misconduct or negligence. All of the foregoing losses, damages, costs and expenses of the Bank shall be payable by the Company upon demand by Bank.

         (c) The undertakings contained in this Section 9.4 are in addition to any contained in any guaranty, security agreement, deed of trust, deed to secure debt, mortgage or other collateral document now or hereafter delivered to or for the benefit of the Bank.

         Section 18.5.     Arbitration.

         (a) General. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Loan Agreement, or the Note (collectively, the "Disputes") between the parties to this Loan Agreement will be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Loan Agreement.

         (b)  Arbitration  Rules.  Arbitration  shall  be  conducted  under  and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Richmond, Virginia. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, in the Commonwealth of Virginia, or if such a person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         (c) Exceptions. Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help or other non-judicial means to exercise or prosecute the following remedies, as applicable: all rights to foreclose against or otherwise realize upon any real or personal property or other security by exercising a power of sale or other rights granted under any of the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale, all rights of self-help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property, obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding, and when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         (d) Limitation on Damages. Each of the parties hereto agrees that it shall not have a remedy of punitive or exemplary damages against any other party hereto in any Dispute and hereby waives any right or claim to punitive or exemplary damages it has now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         Section 18.6. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY, OR EITHER OF THEM, MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO AND THERETO. THIS WAIVER OF JURY TRIAL PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THIS LOAN AGREEMENT AND TO MAKE THE LOAN.

         Section 18.7. Notices. Any notice shall be conclusively deemed to have been received by either party hereto and be effective on the day on which delivered to such party at the address or addresses set forth below (or at such other address as such party shall specify to the other party in writing) or if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at said address:

                  If to the Company:

                           ASPEN Industrial, S.A. de C.V.
                           200 Enterprise Drive
                           Newport News, Virginia  23603

                           Attn:    Joseph Fernandes
                                    Treasurer

                  If to the Bank:

                           First Union National Bank
                           901 East Cary Street, 2nd Floor
                           Post Office Box 26944
                           Richmond, Virginia  23261

                           Attn:    Douglas T. Davis
                                    Vice President

     Section 18.8. Applicable Law. This Agreement and the Note shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

         Section 18.9. Survivorship. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Bank of the Loan herein contemplated and the execution and delivery to the Bank of the Note and shall continue in full force and effect so long as the Note is outstanding and unpaid. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of the Bank.

     Section 18.10. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, ASPEN Industrial, S.A. de C.V. has caused this Agreement to be executed by its duly authorized officer and First Union National Bank has caused it to be executed by its duly authorized officer all as of the date first above written.


                         ASPEN INDUSTRIAL, S.A. de C.V.


                              By: /s/Elwood M. Miller
                                     Elwood M. Miller
                              Its:   President/CEO


                            FIRST UNION NATIONAL BANK


                              By: /s/Joyce L. Barry
                                     Joyce L. Barry
                              Its:   Senior Vice President

                             UNCONDITIONAL GUARANTY

                                February 20, 1998

PRIMARY
OBLIGOR:          ASPEN Industrial, S.A. de C.V.
                           Calzado de las Armas, Numbre 12
                           FRACC. Industrial las Armas
                           54080 Tlalnepantla Estado de Mexico

GUARANTOR:        Blessings Corporation
                           200 Enterprise Drive
                           Newport News, Virginia 23603

OBLIGEE:                   First Union National Bank, 901 East Cary Street,
                           Richmond, Virginia


         WHEREAS, the above PRIMARY OBLIGOR (hereinafter termed "Customer") desires to obtain extensions of credit and/or a continuation of credit extensions and/or to engage in business transactions and enter into various contractual relationships and otherwise to deal with First Union National Bank (hereinafter termed "Bank"); and

         WHEREAS, Bank is unwilling to extend or continue credit to and/or to engage in business transactions and enter into various contractual relationships with, and otherwise to deal with Customer, unless it receives an unconditional and continuing, joint and several guaranty from the above identified, undersigned GUARANTOR (hereinafter termed "Guarantor"), covering all "Obligations of Customer," as hereinafter defined.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Bank to make loans to the Customer under the Loan Agreement of even date herewith between the Customer and the Bank (the "Loan Agreement") executed by the Customer, Guarantor, jointly and severally, if more than one, hereby absolutely and unconditionally guarantees to Bank and its successors and assigns the due and punctual payment of all liabilities and obligations of Customer owed to Bank, and its Affiliates, primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether arising out of contract(s), tort(s) or otherwise, which arise or are incurred under the Loan Agreement and the Term Loan Note of even date herewith (the "Note") executed by the Customer and payable to the order of the Bank in the principal amount of Nine Million Two Hundred Fifty Thousand United States Dollars (US$9,250,000), including all advances made thereunder whether matured or unmatured; whether absolute or contingent; whether joint or several, as and when the same become due and payable (whether by acceleration or otherwise) in accordance with the terms of any such instruments and other security agreements, and/or other contracts, evidencing any such indebtedness, obligations or liabilities, including all renewals, extensions and/or modifications thereof and Guarantor further guarantees to Bank the performance of all obligations, liabilities and covenants of Customer to Bank contained in the Loan Agreement and in each document or instrument evidencing or securing such obligations of Customer to Bank (all such covenants, liabilities and obligations of Customer to Bank, including all of the foregoing, being hereinafter collectively termed "Obligations of Customer"), provided, however, that if and only if an amount is here specified; to wit:

 Nine Million Two Hundred Fifty Thousand United States Dollars (US$9,250,000)
------------------------------------------------------------------------------
               (Leave blank, if liability hereunder is unlimited)

then, the maximum liability, of the undersigned Guarantor hereunder, at any one time outstanding, with respect to the aggregate principal amount of the Obligations of Customer, shall not exceed the sum of money above specified, plus all interest or Finance Charges, Costs of Court and the reasonable attorneys' fees of Bank.

         This Unconditional Guaranty is intended to supplement and is in addition to any other guarantees held by the Bank.

         Further, whether or not suit is brought by Bank to acquire possession of collateral or to enforce collection of any unpaid balance(s) hereunder, Guarantor expressly hereby agrees to pay all legal expenses and the reasonable attorneys' fees actually incurred by Bank.

         In order to implement the foregoing and as additional inducements to Bank, Guarantor further covenants and agrees:


                   ARTICLE XIX - DEFINITIONS; ACCOUNTING TERMS


     Section 19.1. Definitions. As used in this Unconditional Guaranty, the following terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

         "Affiliates" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by or is under common control with, such Person, provided that Williamson-Dickie Manufacturing Company, a Texas corporation, shall not be an "Affiliate" of the Guarantor.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Consolidated Cash Flow" means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in calculating Consolidated Net Income, (i) interest expense, including imputed interest in respect of Capital Leases, amortization of debt discount and expense, fees and commissions for letters of credit and bankers' acceptances and the net interest costs of interest rate swaps and hedges, (ii) depreciation and amortization expense, and
(iii) taxes actually paid, in each case determined in accordance with GAAP.

         "Consolidated Funded Debt" means Funded Debt of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the Net Income of the Guarantor and its consolidated Subsidiaries for such period, determined on a consolidated basis, but excluding (a) extraordinary items and (b) any Minority Interest.

         "Consolidated Net Worth" means total stockholders' equity of the Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Capitalization" means the sum of Consolidated Net Worth and Consolidated Funded Debt.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument (but excluding any letter of credit or similar instrument with an expiration date or final maturity of less than one year from the date of determination), (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

         "Default" has the meaning ascribed thereto in the Loan Agreement.

         "Environmental Laws" means all federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including, without limitation, all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601, et seq., the Resource Conservation and Recovery Act, 42
U.S.C. ss.ss. 6901, et seq., the Clean Water Act, 33 U.S.C. ss.ss. 1251, et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq., or applicable state law and any other applicable federal, state or local laws and the regulations now in force or hereafter enacted relating to hazardous waste disposal) and any materials present on any property owned or operated by the Guarantor or any Subsidiary which have been shown to have significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq., applicable state law or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances, which shall include, but not be limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints, in the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, together with the rules and regulations promulgated thereunder, as in effect from time to time.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not incorporated) that is treated as a single employer together with the Guarantor under section 414 of the Code.

         "Event of  Default"  means any of the  Events of  Default  provided  in
Section 8 of the Loan Agreement.

         "Funded Debt" means at any date the Debt of the Guarantor, determined on an unconsolidated basis as of such date.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means the United States, any state or other political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a)  to  purchase   such   indebtedness   or  obligation  or  any  property
constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Materials" shall mean all materials defined as hazardous wastes or substances under any applicable state and federal Environmental Laws and petroleum, petroleum products, oil and asbestos.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c)  all  liabilities   appearing  on  its  balance  sheet  in
accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions with a maturity greater than one (1) year (whether or not representing obligations for borrowed money);

                  (f)      Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                  Indebtedness shall not be deemed to include unfunded benefit liabilities of the Guarantor or any Subsidiary under any Plan. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Loan Agreement" has the meaning ascribed thereto on the first page of this Unconditional Guaranty.

         "Minority Interest" means the equity interest of the Guarantor and its Subsidiaries in the unremitted earnings of Persons not Subsidiaries.

     "NEPSA" shall mean Nacional de Envases Plasticos, S.A. de C.V., Hermes Industrial, S.A. de C.V., Mexicana de Tintas, S.A. de C.V., Plastihul, S.A. de C.V., and Servicios Profesionales Vigo, S.C.

     "Note" has the meaning ascribed thereto on the first page of this Unconditional Guaranty.

         "Person"  means  an  individual,   partnership,   corporation,  limited
liability  company,  association,   trust,  unincorporated  organization,  or  a
government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Guarantor or any ERISA Affiliate may have liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Ratio of Debt to Capitalization" has the meaning set forth in Section 3.5.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to July 15, 2006 either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

         "Reportable Event" has the meaning specified therefor in Title IV of ERISA.

         "Subordinated Debt" means any unsecured indebtedness of the Guarantor for borrowed money, the repayment of which has been subordinated to all obligations of the Guarantor to the Bank in a manner satisfactory to the Bank and its counsel.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Guarantor.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency; provided, however, that "Swaps" shall not mean or include any interest rate swap entered into solely for the purpose of hedging such Person's exposure to interest rate risks on outstanding Indebtedness and involving a notional amount not greater in principal amount than the outstanding principal amount of the Indebtedness to which it relates, and provided further, that the amount of any liability in respect of an interest rate swap that must be included as a liability in such Person's balance sheet in accordance with GAAP shall be deemed to be a Swap. For the purposes of this Unconditional
Guaranty, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         Section  19.2.  Other  Terms.  Each  definition  of a document  in this
Article I shall include such document as modified, amended or supplemented from time to time and, except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where restricted, a reference to a party to a document includes that party and its successors and assigns. All accounting terms used in this Unconditional Guaranty which are not otherwise defined herein shall be construed in accordance with GAAP.

                       ARTICLE XX - AFFIRMATIVE COVENANTS

         So long as the Primary Obligor may borrow under the Loan Agreement and until payment in full of the Note and performance of all other obligations of the Primary Obligor under the Loan Agreement, other than those arising pursuant to Section 9.4, the Guarantor will:

         Section 20.1. Financial Statements. Furnish to the Bank (a) as soon as available, but in any event not more than sixty (60) days after the end of each calendar quarter, a consolidated balance sheet as of the end of such quarter and a consolidated statement of earnings for such quarter and for the portion of the fiscal year ending on the last day of such quarter in reasonable detail and in conformity with GAAP, together with a schedule setting forth the calculations to show compliance by the Guarantor with the financial covenants contained herein, reviewed by Deloitte & Touche LLP or other independent certified public accountants satisfactory to the Bank and certified by a principal financial officer of the Guarantor, together with a certificate of that officer stating whether any event has occurred or condition exists with respect to the Guarantor that constitutes a Default or an Event of Default, and, if so, stating the facts with respect thereto; (b) as soon as available, but in any event not more than one hundred twenty (120) days after the close of each fiscal year of the Guarantor, a copy of the annual audit report of the Guarantor in reasonable detail, prepared in accordance with GAAP applied on a basis consistent with that of the preceding year and certified (except as to the consolidating provisions) in a manner acceptable to the Bank by Deloitte & Touche LLP or other independent certified public accountants satisfactory to the Bank, which report shall include a consolidated and consolidating balance sheet of the Guarantor as of the end of such fiscal year, and related consolidated and consolidating statements of earnings, shareholders' equity and cash flows for such fiscal year of the Guarantor and accompanied by a schedule setting forth the calculations to show compliance with the financial covenants contained herein applicable to the Guarantor, certified in each case by a principal financial officer of the Guarantor, together with a certificate of that officer stating whether a Default or an Event of Default has occurred, and, if so, stating the facts with respect thereto; (c) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Guarantor or any of its Subsidiaries to stockholders, and of all regular and periodic reports filed by the Guarantor or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission; (d) promptly upon their receipt, copies of all management letters received by the Guarantor and its Subsidiaries from its accountants; and (e) such additional information, reports and statements of the Guarantor and its Subsidiaries as the Bank may from time to time reasonably request but in no event more than thirty (30) days after receipt by the Guarantor of such request.

         Section 20.2. Taxes. Pay and discharge and cause each of its Subsidiaries to pay and discharge all taxes, assessments and governmental charges upon them, their respective income and their respective properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes, assessments and governmental charges shall be contested by it or a Subsidiary in good faith and by appropriate proceedings, and the Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect to any such tax, assessment or charge so contested.

         Section 20.3. Payment of Obligations. Pay and discharge and cause each of its Subsidiaries to pay and discharge at or before their maturity all their respective indebtedness and other obligations and liabilities, except when the same may be contested in good faith and by appropriate proceedings, and the Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect to any such obligation or liability.

     Section 20.4. Insurance. Maintain insurance with responsible companies satisfactory to the Bank in such amounts and against such risks as is customarily carried by owners of similar businesses and property and cause each of its Subsidiaries so to do.

     Section 20.5. Corporate Existence. Maintain its corporate existence in good standing and cause each of its Subsidiaries so to do.

         Section 20.6. Properties. Maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and efficiently conducted at all times, and permit the Bank and its agents to enter upon and inspect such properties during normal business hours with prior reasonable notice and cause each Subsidiary so to do, provided that nothing contained herein shall prevent the Guarantor or a Subsidiary from selling or otherwise disposing of any such property if such property is no longer material to the business of the Guarantor or such Subsidiary.

         Section 20.7. Employee Benefit Pension Plans. Promptly during each year pay and cause each Subsidiary to pay contributions that in the judgment of the chief executive and chief financial officers of the Guarantor after reasonable inquiry are believed adequate to meet at least all applicable minimum funding standards set forth in Sections 302 through 305 of ERISA with respect to each employee benefit plan of the Guarantor or a Subsidiary covered by ERISA (including any plan of any member of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer, under Section 414 of the Internal Revenue Code of 1986, as amended); file or cause to be filed each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each year; and notify the Bank within ten
(10) days of the occurrence of a Reportable Event that could constitute grounds for termination of any such plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, provided that nothing contained herein shall prohibit the Guarantor or a Subsidiary from terminating any such plan if it has theretofore complied with the provisions of this Section.

         Section 20.8. Compliance With Laws. Comply and cause each Subsidiary to comply in good faith in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority having jurisdiction over it, including, without limitation, the Americans with Disabilities Act of 1990 and those laws, rules, regulations and orders relating to the environment.

         Section 20.9. Notice of Environmental Matters. Promptly, and in any event within thirty (30) days, advise the Bank in writing of (a) any and all enforcement, cleanup (other than cleanup occurring in the ordinary course of business), remedial, removal or other governmental or regulatory actions instituted, completed or, to the knowledge of the Guarantor or any Subsidiary, threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials affecting the business operations of the Guarantor or any Subsidiary, and (b) all claims made or, to the knowledge of the Guarantor or any Subsidiary, threatened by any third party against the Guarantor or any Subsidiary relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials and immediately notify Bank of any remedial action taken by the Guarantor or any Subsidiary in response to any such action or claim or threatened action or claim with respect to the business operations of the Guarantor or any Subsidiary.

         Section 20.10. Year 2000 Compatibility. Take all action necessary to assure that Guarantor's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Bank, the Guarantor shall provide the Bank assurance acceptable to Bank of Guarantor's Year 2000 compatibility.

                        ARTICLE XXI - NEGATIVE COVENANTS

         So long as the Primary Obligor may borrow under the Loan Agreement and until payment in full of the Note and performance of all other obligations of the Primary Obligor under the Loan Agreement, other than those arising pursuant to Section 9.4, without the prior written consent of the Bank, the Guarantor will not:

         Section 21.1. Mortgages and Pledges. Create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired or permit any Subsidiary so to do, except (i) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings; (ii) liens in connection with worker's compensation, unemployment insurance or other social security obligations; (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety or appeal bonds, and other obligations of like nature arising in the ordinary course of business; (iv) mechanic's, workman's, materialman's, landlord's, carrier's or other like liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith; (v) mortgages, pledges, liens and encumbrances in favor of the Bank; (vi) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in the title thereto, which do not, in the opinion of the Guarantor, materially impair the use of such property in the operation of its business or the business of the Subsidiary which owns such property, or the value of such property for the purposes of such business; (vii) any mortgage, encumbrance or other lien upon, or security interest in, any property hereafter acquired by the Guarantor or a Subsidiary created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, encumbrance or lien upon, or security interest in, any such property hereafter acquired existing at the time of such acquisition, or the acquisition of any such property subject to any mortgage, encumbrance or other lien or security interest without the assumption thereof, provided that each such mortgage, encumbrance, lien or security interest shall attach only to the property so acquired and fixed improvements thereon;and
(viii) other liens and security interests which secure not more than Five Million Dollars ($5,000,000) in the aggregate. Nothing contained in this Section
3.1 shall prohibit the Guarantor or any Subsidiary from entering into any lease required to be capitalized by GAAP in accordance with the Financial Accounting Standards Board Statement No. 13 (Accounting for Leases) in effect on June 1, 1993, provided such lease is not otherwise prohibited by the terms of this Unconditional Guaranty.

         Section 21.2. Loans. Make loans or advances to any Person, except in the normal course of business or permit any Subsidiary so to do, except that the Guarantor may lend the proceeds of the loan made by the Bank to it to the Customer to use to acquire capital stock of NEPSA, provided that the Guarantor may make loans and advances to the joint venture it contemplates entering into for operations in Brazil if the aggregate amount of its investment in such joint venture and loans and advances to it does not exceed Ten Million Dollars ($10,000,000) at any time outstanding.

         Section 21.3. Merger, Acquisition or Sale of Assets. Enter into any merger or consolidation with, acquire more than 50% of the voting stock or voting power of, or acquire all or substantially all of the assets of, any person, firm, joint venture or corporation, or permit any Subsidiary so to do, but nothing contained herein shall prohibit the merger of any corporation or entity into the Guarantor, the sale, transfer or lease of assets of any Subsidiary to the Guarantor, or the merger of any Subsidiary into any wholly-owned Subsidiary if in each case, after giving effect to each such transaction, no Default or Event of Default shall have occurred and be continuing, the Guarantor shall be in compliance with all of the terms of this Unconditional Guaranty, and the management of the Guarantor shall be substantially unchanged, and nothing contained herein shall prohibit the acquisition of the capital stock of NEPSA.

     Section 21.4. Sale of Assets. Sell, transfer or otherwise dispose of five percent (5%) or more of the assets of the Guarantor and its Subsidiaries, determined on a consolidated basis in any fiscal year of the Guarantor.

         Section 21.5. Ratio of Funded Debt to Total Capitalization. Permit the ratio of Consolidated Funded Debt to Consolidated Total Capitalization to exceed
 .55 to 1 at any time prior to December 31, 1998 or to exceed .50 to 1 at December 31, 1998 or any time thereafter. This ratio of Consolidated Funded Debt to Consolidated Total Capitalization is sometimes referred to herein as the "Ratio of Debt to Capitalization."

         Section 21.6. Ratio of Funded Debt to Cash Flow. Permit the ratio of Consolidated Funded Debt as of the end of any fiscal quarter to Consolidated Cash Flow for the 12 months ending as of the end of such quarter to exceed 3.0 to 1.


               ARTICLE XXII - ABSOLUTE AGREEMENT; SUITS AND DEMAND


         Section 22.1. Unconditional Agreement. This guaranty is and shall remain an absolute, irrevocable, unconditional and continuing guaranty of payment and not of collection, shall remain in full force and effective irrespective of any interruption(s) in the business or other dealings and relations of Customer with Bank and shall apply to and guarantee the due and punctual payment of all Obligations of Customer owed by Customer to Bank (and its Affiliates). To that end, Guarantor hereby expressly waives any right to require Bank to bring any action against Customer or any other person(s) or to require that resort be had to any security or to any balance(s) of any deposit or other account(s) or debt(s) or credit(s) on the books of Bank in favor of Customer or any other person(s). Guarantor acknowledges that its liabilities and obligations hereunder are primary rather than secondary, recognizing that Customer is first above identified as "PRIMARY OBLIGOR" and undersigned is identified first above as "GUARANTOR" solely for convenience in identification of the parties involved in this Unconditional Guaranty and in the obligation being secured hereby. To that end and without limiting the generality of the foregoing, undersigned Guarantor herewith expressly waives any rights it otherwise might have had under provisions of Virginia law to require Bank to attempt to recover against Customer and/or to realize upon any securities or collateral security which Bank holds for the obligation evidenced or secured hereby. Guarantor hereby waives all rights available to Guarantor under the terms of the Virginia Code, Sections 49-25 and 49-26. However, Guarantor may, by a written notice, delivered personally to or received by certified or registered United States Mail by an Officer of Bank actually involved in the transaction being guaranteed hereby, at the address first above given, terminate this Unconditional Guaranty with respect to all Obligations of Customer incurred or contracted by Customer, acquired by Bank or otherwise arising more than three
(3) banking days after the date of which such written notice is so delivered to or received by said Bank Officer. However, nothing herein shall be construed to allow Guarantor to terminate this Unconditional Guaranty as to any Obligations of Customer then existing or arising subsequent to receipt by Bank of said notice, if the Obligations of Customer are a result of Bank's obligation to make advances subject to a commitment entered into before receiving the notice or are a result of advances which are necessary for Bank to protect its collateral or otherwise preserve its interests.

         Section 22.2. Suits and Demands. Suit may be brought or demand may be made against all parties who have signed this Unconditional Guaranty or any other guaranty covering all or any part of the Obligations of Customer, or against any one or more of them, separately or together, without impairing the rights of Bank against any party hereto. Any time that Bank is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and/or performance. If Bank elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Obligations of Customer have been paid and performed in full. If Bank elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Obligations of Customer have been paid and performed in full.


                      ARTICLE XXIII - MISCELLANEOUS MATTERS


     Section 23.1. Time. Time is of the essence hereof. Any notice to Guarantor shall be sufficiently given, if mailed to the first above stated address of Guarantor.

         Section 23.2. Entire Agreement. This Unconditional Guaranty constitutes the entire agreement between the parties, and no waivers or modifications shall be valid unless they are reduced to writing, duly executed by the party to be charged thereby and expressly approved in writing by an Officer of Bank actually involved in the transactions being guaranteed hereby.

         Section 23.3. Automatic Set Off. If any process is issued or ordered to be served upon Bank, seeking to seize Customer's and/or Guarantor's rights and/or interests in any deposit or other account(s) maintained with Bank, the balance(s) in any such account(s) shall immediately be deemed to have been and shall be set off against any and all Obligations of Customer and/or all obligations and liabilities of Guarantor hereunder, as of the time of the issuance of any such writ or process, whether or not Customer, Guarantor and/or Bank shall then have been served therewith.

         Section 23.4. Application of Payments. All monies available to and/or received by Bank for application toward payment of (or reduction of) the Obligations of Customer may be applied by Bank to such individual debts in such manner, and apportioned in such amount(s) and at such time(s), as Bank, in its sole discretion, may deem suitable or desirable.

         Section 23.5. Other Rights of Set Off. Where any money is due Bank hereunder, Bank is herewith authorized to exercise its right of Setoff or "Bank Lien" as to any monies deposited in demand, checking, time, savings or other accounts of any nature maintained in and with it by any of the undersigned, without advance notice. Said right of Setoff shall also be applicable and exercised by Bank, in its sole discretion, where Bank is indebted to Guarantor by reason of any Certificate(s) of Deposit, Bond(s), Note(s) or otherwise.

         Section 23.6. Termination. Guarantor acknowledges that any termination of liability hereunder, as provided for Section 4.1, supra, shall not release Guarantor from full liability for Obligations of Customer hereby guaranteed and then in existence or from any renewal(s) or extension(s) therein in whole or in part, whether such renewals or extensions are made before or after the effective date of such termination, and with or without notice to Guarantor.

         Section 23.7. Failure of Security Interest. Guarantor agrees that its liability hereunder shall not be diminished by any failure on the part of Bank to perfect (by filing, recording or otherwise) any security interest(s) it may have in any property securing this Unconditional Guaranty and/or the Obligations of Customer secured hereby and hereunder.

         Section 23.8. Consent to Actions by Bank; Continuing Liability of Guarantor. Guarantor further hereby consents and agrees that Bank's rights or remedies and Guarantor's obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced or affected in the event the Bank should decide, at any time, or from time to time, in its sole discretion: (i) to extend or change the time of payment, and/or the manner, place or terms of payment of any or all of the Obligations of Customer; (ii) to exchange, release and/or surrender all or any of the collateral security, or any part(s) thereof by whomsoever deposited, which is or may hereafter be held by it in connection with all or any of the Obligations of Customer and/or any liabilities or obligations of Guarantor hereunder; (iii) to sell or otherwise dispose of and/or purchase all or any of any such collateral at public or private sale, or to or through any securities broker, and after deducting all costs and expenses of every kind for collection, preparation for sale, sale or delivery, the net proceeds of any such sale(s) or other disposition may be applied by Bank upon all or any of the Obligations of Customer; and (iv) to settle or compromise with Customer, any insurance carrier and/or any other person(s) liable thereon, any and all of the Obligations of Customer, and/or subordinate the payment of all or any part of same to the payment of any other debts or claims, which may at any time(s) be due or owing to Bank and/or any other person(s); all in such manner and upon such terms as Bank may deem proper and/or desirable, and without notice to or further assent from Guarantor, it being agreed that Guarantor shall be and remain bound upon this Unconditional Guaranty, irrespective of the existence, value or condition of any collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale or other disposition, application, renewal or extension and notwithstanding also that the Obligations of Customer may at any time(s) exceed the aggregate principal sum hereinabove prescribed (if any such limiting sum appears). Further, this Unconditional Guaranty shall not be constructed to impose any obligation on Bank to extend or continue to extend credit or otherwise to deal with Customer at any time.

         Section 23.9. Scope of Guaranty. This Unconditional Guaranty covers all Obligations of Customer purporting to be created or undertaken on behalf of Customer by any officer, partner, manager or agent of Customer, without regard to the actual authority of any such officer, partner, manager or agent, whether or not corporate resolutions, property or otherwise, are given by any Customer to Bank and/or whether or not such purposed organizations are legally chartered or organized.

     Section 23.10. Subordination. In consideration of Bank's extension of credit to Customer, in Bank's sole discretion, Guarantor hereby agrees:

         a. To subordinate, and by this Unconditional Guaranty does subordinate, debts now or hereafter owed by Customer to Guarantor ("Subordinated Debt") to any and all debts of Customer to Bank now or hereafter existing while this Unconditional Guaranty is in effect.

         b. Every note evidencing any part of the subordinated debt and every ledger page relating thereto will bear a legend which will indicate this subordination.

         c. Following a Default or an Event of Default, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and if all or any part of it should be paid to Guarantor, through error or otherwise, Guarantor will immediately forward every such payment to Bank in the form received properly endorsed to the order of Bank, to apply on any debt then owing to Bank by the Customer. This subordination shall continue in full force and effect as long as this Unconditional Guaranty is in effect.

         Section 23.11. Successor and Assigns; Governing Law. This Unconditional Guaranty shall be binding upon Guarantor, and the successors and assigns of Guarantor; and it shall inure to the benefit of, and be enforceable by, Bank and its successors, transferees and assigns. It further shall be deemed to have been made under and shall be governed by the laws of the Commonwealth of Virginia in all respects, including matters of construction, validity and performance. Further, all terms or expressions contained herein which are defined in Virginia Uniform Commercial Code shall have the same meaning herein as in said Code.

         Section 23.12. No Waiver. No waiver by Bank of any default(s) by Guarantor or Customer shall operate as a waiver of any other default or of the same default on a future occasion. The use of the masculine or neuter pronoun herein shall include the masculine, feminine and neuter, and also the plural.

         Section 23.13. Waiver by Guarantor. Guarantor hereby waives: (i) notice of acceptance of this Unconditional Guaranty; (ii) notice(s) of extensions of credit and/or continuations of credit extensions to Customer by Bank; (iii) notice(s) of entering into and engaging in business transactions and/or contractual relationships and any other dealings between Customer and Bank; (iv) presentment and/or demand for payment of any of the Obligations of Customer; (v) protest or notice of dishonor or default to Guarantor or to any other person with respect to any of the Obligations of Customer; (vi) any demand for payment under this Unconditional Guaranty; and (vii) the benefit of the Homestead or other Exemptions.

         Section 23.14. No Usury. Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on any of the Obligations of Customer should exceed the maximum lawful rate, the effective rate of such obligation(s) shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid principal balance due hereunder.

         Section 23.15. Reliance. Guarantor acknowledges and represents that it has relied upon its own due diligence in making its own independent appraisal of Customer and its business, affairs and financial condition, will continue to be responsible for making its own independent appraisal of such matters and has not relied upon and will not hereafter rely upon Bank for information for such appraisal or other assessment or review and, further, will not rely upon any such information which may now or hereafter be prepared by or for Bank for any appraisals regarding the Customer.

         Section 23.16. Bankruptcy, Insolvency. If Bank is required at any time pursuant to any bankruptcy, insolvency, liquidation or reorganization law to return any portion of the payments made by Customer or any other person or entity with respect to the Obligations of Customer, Guarantor shall, on demand of Bank, forthwith pay to Bank any such amounts.

         Section 23.17. Representations of Guarantor. Guarantor hereby represents, warrants, and covenants that (a) Guarantor will derive substantial benefit, directly or indirectly, from the extension of credit and/or a continuation of credit extensions to Customer and from the making of this Unconditional Guaranty by Guarantor; (b) this Unconditional Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Unconditional Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization, is lawfully doing business in Virginia, and has full power and authority to enter into and perform this Unconditional Guaranty; (e) there is no litigation pending or, to the knowledge of Guarantor, threatened before or by any tribunal against or affecting Guarantor; (f) after giving effect to this Unconditional Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (g) Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Obligations of Customer in full without assistance or support from Customer or any other person; and (h) Guarantor has read and fully understands the provisions contained in the loan commitment, the Note, and the other Loan Documents. Guarantor's representations, warranties and covenants are a material inducement to Bank to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Customer, Guarantor, any other party, or any security for all or any part of the Obligations of Customer.

         Section 23.18. Continuing Obligation. This Unconditional Guaranty shall continue in effect until all the Obligations of Customer are fully and finally paid (even if ownership of the property serving as collateral for the loan changes or ownership and/or structure of Customer changes), performed, and discharged, except that, and notwithstanding any return of this Unconditional Guaranty to Guarantor, this Unconditional Guaranty shall continue in effect (a) with respect to any of the Obligations of Customer that survive the discharge of the Obligations of Customer, (b) with respect to all obligations and liabilities of Guarantor to pay Bank's legal expenses as provided herein, and (c) as provided in Section 5.16.

         Section 23.19. No Subrogation. Guarantor waives all rights of reimbursement, exoneration, indemnification and/or contribution from Customer for any payment by Guarantor under this Unconditional Guaranty and waives all right of subrogation to the claims of Bank which may otherwise arise from such payment.

     Section  23.20.   Default.   Guarantor  shall  be  in  default  under  this
Unconditional Guaranty upon the happening of an Event of Default.

         Section 23.21. Obligations Due. Upon the occurrence of any of the foregoing events, circumstances or conditions of default, all of the obligations evidenced herein and secured or guaranteed hereby shall be due immediately and payable without notice. Further, Bank shall then have all of the rights and remedies granted hereunder, all of the rights and remedies of a Secured Party and/or Holder-in-Due-Course under the Virginia Uniform Commercial Code and/or under other laws of Virginia.

         Section 23.22. Unenforceability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Unconditional Guaranty shall not affect the validity or enforceability of the remaining portions of this Unconditional Guaranty, or any part thereof.

         IN WITNESS WHEREOF Blessings Corporation has caused this Unconditional Guaranty to be executed by its duly authorized officer as of the date first above written.


                              BLESSINGS CORPORATION



                              By    /s/ Joseph Fernandes
                                        Joseph Fernandes
                              Its   Treasurer

COMMONWEALTH/STATE OF   Virginia

CITY/COUNTY OF   Newport News

         The foregoing instrument was acknowledged before me, this 23 day of February , 1998, by Joseph Fernandes , Treasurer of Blessings Corporation, a Delaware corporation, on behalf of the corporation.

                                                              /s/Carol Inniss
                                                               Notary Public
[Notarial Seal]


 My commission expires:     April 30, 1999  .